UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Genzyme Corporation
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GENZYME CORPORATION
500 Kendall Street
Cambridge, MA 02142
(617) 252-7500

Dear Shareholders:

We invite you to attend our Annual Meeting of Shareholders to be held at 2 p.m. EDT on Thursday, May 24, 2007 at The Cambridge Marriott Hotel, 2 Cambridge Center, Cambridge, Massachusetts 02142.

The enclosed proxy statement explains the agenda for the meeting and voting information and procedures. It also includes information about our board of directors and senior management. Please read this booklet carefully. Also included with the proxy statement is a copy of the Genzyme 2006 Annual Report and your proxy card.

This year we have two company sponsored proposals that have come about as a result of strong shareholder support:

•       As a result of a charter amendment to de-classify our board that was approved by shareholders at last year’s annual meeting, beginning this year the directors nominated for election to the board are now elected for one-year terms; and

•       We are proposing an amendment to our bylaws that would provide for majority voting for the election of directors in uncontested elections. Two separate shareholder groups advocated majority voting provisions for our director elections during this proxy season. We have worked diligently with these shareholders to prepare an appropriate response to address this issue. Our proposed bylaw amendment is a result of extensive and thoughtful discussions with these shareholders.

In addition, there is one shareholder proposal this year that asks that executive severance agreements be approved by shareholders. This proposal is identical to the proposal submitted last year by the International Brotherhood of Electrical Workers which was supported by approximately 58% of the votes cast at last year’s annual meeting. In direct response to that shareholder vote, the company has adopted a Senior Executive Severance Policy that we believe addresses shareholder concerns on this issue. Because we have adopted this policy, we feel that the proponent’s proposal is unnecessary, overly broad and we encourage shareholders to vote against this shareholder proposal for the reasons outlined in detail in the proxy booklet.

We also have three proposals relating to our equity programs: an increase of shares to fund our broad-based equity plan, a new equity plan for our board of directors, and an increase in shares to fund our employee stock purchase plan.

Last year, shareholders approved amendments to our 2004 Equity Incentive Plan to provide for the award of restricted stock and restricted stock units. We have developed a program over this past year to implement the use of restricted stock units, beginning with a planned, broad-based grant of a combined stock option/restricted stock unit award on the date of the annual meeting. This change in the form of equity award means that we will ask for fewer shares to fund this program. This year, we are asking shareholders to approve an increase of 3.5 million shares, half of what we asked you to approve last year, and 35% of what we asked you to approve in 2005. We believe that a broad-based equity program is an important component of compensation, yet recognize that we must be careful and responsible in how we use the program in order to lower the dilution and cost to our shareholders.

Our current director stock option plan expires in March 2008, so we are asking for approval of a new plan to maintain the equity component of director compensation. In addition, similar to our broad-based 2004 Equity Incentive Plan, we have included a new feature to provide for the award of restricted stock and restricted stock units. If approved, our compensation committee plans to consider a change to the automatic award provisions of the plan that would be presented to shareholders for approval at our 2008 annual meeting.

Our employee stock purchase plan has been an important equity program and has been in place since 1988. Currently, approximately 54% of our employees are participating in it. We anticipate that the shares we are requesting approval for will fund the program for the next couple of years.

Whether or not you plan to attend the annual meeting, your vote is very important to us. Information about voting procedures can be found in the proxy statement. Please return a signed proxy card or give us instructions by telephone or over the Internet, so that you can be sure your shares will be properly voted.

Sincerely,

Henri A. Termeer
Chairman and Chief Executive Officer

Notice of Annual Meeting of Shareholders of Genzyme Corporation

Date:	Thursday, May 24, 2007
Time:	2:00 - 4:00 p.m.
Place:	The Cambridge Marriott Hotel
2 Cambridge Center
Cambridge, Massachusetts 02142
Purpose:	We are holding the annual meeting for shareholders to consider six company sponsored proposals and one shareholder sponsored proposal, as follows:
• The re-election of two directors, each for a one-year term;

•  An amendment to our 2004 Equity Incentive Plan to increase the number of shares of common stock covered by the plan by 3,500,000 shares and to merge our 1997 Equity Incentive Plan into the 2004 plan;

• Approval of our 2007 Director Equity Plan;
• An amendment to our 1999 Employee Stock Purchase plan to increase the number of shares of common stock covered by the plan by 1,500,000 shares;
• An amendment to our bylaws to provide for majority voting for the election of directors in uncontested elections;
• The ratification of our selection of independent auditors;
• A shareholder sponsored proposal, if properly presented at the meeting, that executive severance agreements be approved by shareholders; and
• Action on any other matter that may be properly brought before the meeting.

Only shareholders of record at the close of business on March 30, 2007 will be entitled to vote at the meeting.

Your board of directors recommends a vote “for” each of the company proposals and recommends a vote “against” the shareholder proposal.

Proxy Material Mailing Date:

April 12, 2007
By order of the Board of Directors,
Peter Wirth, Secretary

GENERAL INFORMATION ABOUT VOTING

Our board of directors is soliciting proxies for the 2007 Annual Meeting of Shareholders. This proxy statement explains the agenda, voting information and procedures. Please read it carefully. This proxy statement and related materials are first being sent to shareholders on or about April 12, 2007.

In this proxy statement, references to “the company” or “Genzyme” and, except within the Audit Committee Report, the Nominating and Corporate Governance Committee Report and the Compensation Committee Report, references to “we”, “us” or “our” mean Genzyme Corporation.

Who can vote.   Only shareholders of record of Genzyme common stock (“Genzyme Stock” or “our stock”) at the close of business on March 30, 2007 can vote at the meeting.

Quorum.   In order to hold and complete the business of the annual meeting, we must have a majority of the votes entitled to be cast represented in person or by proxy at the meeting. On our record date, March 30, 2007, we had outstanding and entitled to vote 263,631,605 shares of our common stock. With respect to all matters that will come before the meeting, each share is entitled to one vote.

Voting Procedures—Shareholders of Record and Beneficial Owners.   You are a shareholder of record if your shares of our stock are registered directly in your own name with our transfer agent, American Stock Transfer and Trust Company, Inc. (“AST”). You are a beneficial owner if a brokerage firm, bank, trustee or other agent (called a “nominee”) holds your stock. This is often called ownership in “street name” because your name does not appear in the records of AST.

How to vote your shares.   You may vote in one of four ways. First, you may vote by completing, signing, dating and mailing your proxy card in the envelope provided. Second, you may vote on the Internet by (i) following the instructions on the proxy ballot form mailed to you, or (ii) going to www.eproxyview.com/genz and, using your proxy ballot form, following the online instructions. Third, you may vote by telephone by using a touch-tone telephone and calling 1-800-proxies. Massachusetts law permits electronic submission of proxies. You will need your proxy card in hand when voting on the Internet or by phone. Fourth, you may vote in person at the meeting. If your shares are held in nominee name, you must request a legal proxy from your nominee as proof of ownership in order to vote in person at the meeting.

How you may revoke your proxy instructions.   You may revoke or amend your proxy at any time before it is voted at the annual meeting by writing to us directly, submitting a new proxy with a later date by mail, over the telephone or on the Internet, or by attending the meeting and voting in person.

What if you receive more than one proxy card?   This means that you may have more than one account at AST and/or with a nominee. Your proxy card lists the number of shares you are voting. Please vote the shares on all proxy cards.

We recommend you consolidate your holdings under the same name, address and tax identification number, if possible. This will eliminate some duplication of mailings and reduce our costs. Please contact your nominee to consolidate accounts, or our transfer agent, AST, at (800) 937-5449.

How your votes are counted.   Adoption of the proposals that are scheduled to be presented at the meeting, other than the election of directors, require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. Directors will be elected by a plurality of votes cast. The majority vote standard, if approved as described in our proposal to change our bylaws, would be applicable to the election of directors beginning at the 2008 Annual Meeting or any applicable earlier election of directors. If you are a shareholder of record and you vote “abstain” or “withhold” on any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes on that proposal. However, your shares will be counted for purposes of determining whether a quorum is present. If you are a beneficial owner and indicate that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominee for director, your nominee will so indicate in the vote submitted to us. Under stock exchange rules, a nominee may not vote on “non-routine” matters without receiving your specific voting instructions. This is called a “broker non-vote.”  At the annual meeting, your nominee will not be able to submit a vote on the proposed equity plan amendments, the bylaws amendment, or on the shareholder proposal unless it receives your specific instructions. The nominee will be able to vote on the other matters if it does not receive your instructions.

Discretionary authority.   Subject to the rules related to voting by brokers described above, if you sign and return your proxy card or vote electronically or by telephone without making any specific selections, your shares will be voted in the manner recommended by the board of directors. If other matters properly come before the annual meeting, the persons named on the proxy card, or designated by electronic or telephonic vote, will have the authority to vote on those matters for you as they determine. At this time, we are not aware of any matters that will come before the annual meeting other than those disclosed in this proxy statement.

Costs of solicitation.   We bear the costs of proxy solicitation. We are paying Innisfree M&A Incorporated, a proxy solicitation firm, $12,000 plus expenses to help us with the solicitation of proxies. Innisfree distributes proxy materials and solicits proxies from brokerage houses, custodians, nominees and other fiduciaries. In addition, our officers and employees may solicit proxies personally, electronically, by telephone or by mail without additional compensation paid to them. We reimburse, on request, the fees and expenses of brokers and other nominees for sending you the proxy materials and sending in your vote.

Results of the voting.   We plan to post voting results on the “Our Commitment” page of our corporate Web site at www.genzyme.com shortly after the meeting. We will also publish the results in our quarterly report on Form 10-Q that we will file with the Securities and Exchange Commission (“SEC”) in August 2007.

Annual meeting to be broadcast on our Web site.   The annual meeting will be broadcast live over the Internet at our corporate Web site at www.genzyme.com/corp/investors/inv_home.asp. For more information, and to listen to the meeting, please go to the Investors area of the site. The contents of our Web site are not incorporated into this document.

STOCK OWNERSHIP

The table below shows how many shares are held by anyone who is known to us to own more than 5% of the outstanding shares of our stock. The information in this table is as of March 30, 2007, and is based on filings submitted by these companies to the SEC regarding their ownership of our stock. Unless noted, each shareholder has sole voting and investment power for the shares listed in the table.

	Shares of Genzyme Stock
	Beneficially Owned	%
ClearBridge Advisors, LLC(1) ClearBridge Asset Management, Inc. Smith Barney Fund Management LLC 399 Park Avenue New York, NY 10022	21,387,427	8.11
Marsico Capital Management, LLC(2) 1200 17th Street, Suite 1600 Denver, CO 80202	18,208,686	6.91
UBS AG(3) FBO UBS Global Asset Management Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	16,564,661	6.28
Sands Capital Management, LLC(4) 1100 Wilson Blvd., Suite 3050 Arlington, VA 22209	14,265,513	5.41

(1)          Filing as a group, the parties share power to vote or to direct the vote for 19,099,274 of the shares listed, and share power to dispose or to direct the disposition of all of the shares listed.  Of the shares listed:

•       ClearBridge Advisors, LLC is an investment advisor and shares voting power for 18,745,160 shares and shares dispositive power for 20,147,341 of the shares listed;

•       ClearBridge Asset Management, Inc. is an investment advisor and shares voting power for 38,192 shares and shares dispositive power for 924,164 of the shares listed; and

•       Smith Barney Fund Management LLC is an investment advisor and shares voting and dispositive power for 315,922 of the shares listed.

(2)          Marsico Capital Management, LLP (“Marsico”) is a registered investment advisor. No single client of Marsico is known to own more than 5% of the shares listed. Marsico has sole power to vote or to direct the vote with respect to 15,980,543 shares and has the power to dispose, or to direct the disposition of, all of the shares listed.

(3)          UBS AG is a registered bank, and disclaims beneficial ownership of the shares listed, which reflect shares beneficially owned by the UBS Global Asset Management business group of UBS AG and its subsidiaries and affiliates on behalf of its clients (collectively, “UBS”). No single client of UBS is known to own more than 5% of the shares listed. UBS has sole power to vote and to direct the vote with respect to 13,782,478 shares and has the power to dispose, or to direct the disposition of, all of the shares listed.

(4)          Sands Capital Management, LLC (“Sands”) is a registered investment advisor. Shares are beneficially owned by clients of Sands and may include investment companies registered under the Investment

Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. Sands has sole power to vote or to direct the vote with respect to 8,728,963 shares and has the power to dispose, or to direct the disposition of, all of the shares listed.

The following table shows how many shares of our stock are beneficially owned by our named executive officers listed in the compensation table on page 21, our directors, and all of our current executive officers and directors together as a group. Unless otherwise noted, each director and officer has sole voting and investment power for the shares listed. The information in this table is as of March 30, 2007 and is based on filings submitted by these individuals to the SEC.

	Shares of Genzyme Stock
	Beneficially Owned(1)
	(* Indicates less than 1%)
Henri A. Termeer(2)	3,926,012	1.5%
Earl M. Collier, Jr.	277,765	*
Alan E. Smith	450,927	*
Peter Wirth	770,499	*
Michael S. Wyzga	279,184	*
Douglas A. Berthiaume(3)	171,766	*
Henry E. Blair	66,361	*
Gail K. Boudreaux	45,000	*
Robert J. Carpenter	170,249	*
Charles L. Cooney(4)	86,922	*
Victor J. Dzau	72,587	*
Sen. Connie Mack III	97,587	*
Richard F. Syron	30,011	*
All current officers and directors as a group (17 people)	7,568,192	2.9%

(1)          The shares listed include the following stock options exercisable within 60 days after March 30, 2007:

Number of Shares Subject
To Stock Options
Henri A. Termeer	3,272,905
Earl M. Collier, Jr.	274,848
Alan E. Smith	420,325
Peter Wirth	764,617
Michael S. Wyzga	262,914
Douglas A. Berthiaume	90,360
Henry E. Blair	66,360
Gail K. Boudreaux	45,000
Robert J. Carpenter	141,424
Charles L. Cooney	62,886
Victor J. Dzau	72,587
Sen. Connie Mack III	97,587
Richard F. Syron	30,000
All current officers and directors as a group (17 people)	6,668,321

(2)          The stock beneficially owned by Mr. Termeer includes 2,371 shares held by his wife and 1,256 shares held in trusts for the benefit of Mr. Termeer’s children. Mr. Termeer disclaims beneficial ownership of all shares held by his wife and the trusts.

(3)          The stock beneficially owned by Mr. Berthiaume includes 4,048 shares held by his wife. Mr. Berthiaume disclaims beneficial ownership of all shares held by his wife.

(4)          The stock beneficially owned by Dr. Cooney includes 9,614 shares held jointly with his wife, 240 shares held individually by his wife, 1,882 shares held by his son and 600 shares held by his grandchildren. Dr. Cooney disclaims beneficial ownership of all shares held individually by his wife, son and grandchildren.

ELECTION OF DIRECTORS

Our board of directors is currently divided into three classes, with each class being as equal in size as possible. As a result of a charter amendment approved by shareholders at the 2006 annual meeting, nominees presented for election to the board are now elected for one-year terms. Accordingly, the nominees for election this year will have terms expiring in 2008. If for some reason a nominee is unable to serve, the nominating and corporate governance committee may recommend, and the board may propose, a substitute nominee at the annual meeting and the proxies will vote to approve the election of the substitute nominee.

We currently have nine directors. Henry Blair, whose current term as a director expires at the annual meeting, has decided to not stand for re-election. Our board has decided to fix the number of directors at eight effective at the annual meeting. Douglas A. Berthiaume and Gail K. Boudreaux were recommended for re-election to the board by our nominating and corporate governance committee and selected for nomination by the board of directors. Each of the nominees has agreed to serve as a director if elected.

Set forth below are the biographies of each nominee for election this year, followed by biographies of our directors who are continuing in office:

Douglas A. Berthiaume, director since 1988

Mr. Berthiaume, 58, has been Chairman, President and Chief Executive Officer of Waters Corporation, a high technology manufacturer of high performance liquid chromatography instrumentation and consumables, and thermal analysis and mass spectrometry products used for analysis and purification, since 1994.

Gail K. Boudreaux, director since 2004

Ms. Boudreaux, 46, has served since December 2005 as Executive Vice President of Health Care Service Corporation (“HCSC”) responsible for the Illinois, Texas, New Mexico and Oklahoma Blue Cross and Blue Shield Plans and including HCSC subsidiaries Fort Dearborn Life, Colorado Bankers Life and Dental Network of America. From September 2002 to December 2005, Ms. Boudreaux was President of Blue Cross and Blue Shield of Illinois, a division of HCSC and the oldest and largest health insurance company in Illinois. From June 1982 to August 2002, Ms. Boudreaux held various positions of increasing responsibility at Aetna, Inc., a provider of health, dental, group, life, disability and long-term care benefits, including Senior Vice President and Head of Aetna Group Insurance, Vice President of Customer Service, and Regional Manager, Capitol Region. Ms. Boudreaux is a director of Dental Network of America and HCSC Insurance Services, both of which are subsidiaries of HCSC.

DIRECTORS CONTINUING IN OFFICE

The following directors were elected at our 2005 Annual Meeting or otherwise elected to the board for terms ending in 2008:

Robert J. Carpenter, director since 1994

Mr. Carpenter, 62, is Executive Chairman of the Board of Peptimmune, Inc., a privately-held company which develops immunotherapies for treating auto-immune and allergy diseases. He served as President and Chairman of Peptimmune from January 2002 until November 2004. He is also President of Boston Medical Investors, Inc., a privately-held company he formed in 1994 that invests in early stage health care companies.

Charles L. Cooney, Ph.D., director since 1983

Dr. Cooney, 62, is a Professor of Chemical and Biochemical Engineering, Faculty Director, Deshpande Center for Technological Innovation and Co-Director of the Program on the Pharmaceutical Industry at Massachusetts Institute of Technology. Dr. Cooney joined the MIT faculty as an Assistant Professor in 1970 and became a Professor in 1982. Dr. Cooney is a principal of BioInformation Associates, Inc., a consulting company.

Richard F. Syron, director since 2006

Mr. Syron, 61, has been Chairman and Chief Executive Officer of Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac, the second largest source of mortgage financing in the United States, since December 2003. From June 1999 to January 2000, Mr. Syron served as president and chief executive officer of Thermo Electron Corporation, which designs and develops technology-based instruments, and from January 2000 until December 2003 also served as chairman of the Thermo Electron board. Mr. Syron is currently a member of the board of the Freddie Mac Foundation, is a trustee of Boston College, and is a trustee of the Woods Hole Oceanographic Institute.

The following directors were elected at our 2006 Annual Meeting for terms ending in 2009:

Victor J. Dzau, M.D., director since 2000

Dr. Dzau, 61, is the Chancellor for Health Affairs and President and Chief Executive Officer of Duke University Health System in Durham, North Carolina. From July 1996 until September 2004, he was the Hersey Professor of the Theory and Practice of Medicine at the Harvard Medical School and Chairman of the Department of Medicine, Physician in Chief and Director of Research at Brigham and Women’s Hospital in Boston, Massachusetts. Dr. Dzau sits on the board of directors of Pepsico, Inc. and the Duke University Health System.

Senator Connie Mack III, director since 2001

Senator Mack, 66, has served since February 2005 as senior policy advisor and co-chairman of the government relations practice group at King & Spalding LLP, a Washington D.C. law firm. Senator Mack served as a United States Senator from the state of Florida from January 1989 until January 2001. After leaving the Senate, from February 2001 until February 2005 he served as senior policy advisor in the government relations practice at Shaw Pittman, a Washington, D.C. law firm. He is Chairman of the parent board of the H. Lee Moffitt Cancer Center and Research Institute. Senator Mack is also a director of Mutual of America Life Insurance Co., Darden Restaurants, EXACT Sciences Corporation, Moody’s Corp. and Spirit Aerosystems.

Henri A. Termeer, director since 1983

Mr. Termeer, 61, has served as our President and a Director since October 1983, as Chief Executive Officer since December 1985 and as Chairman of the Board since May 1988. For ten years prior to joining us, Mr. Termeer worked for Baxter International Laboratories, Inc., a manufacturer of human healthcare products. Mr. Termeer is a director of ABIOMED Inc. and is Deputy Chairman of the Federal Reserve Bank of Boston. Mr. Termeer is a trustee of Hambrecht & Quist Healthcare Investors and of Hambrecht & Quist Life Sciences Investors.

DIRECTOR COMPENSATION
for the year ended December 31, 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
Douglas A. Berthiaume	75,000	461,223	73,911	—	610,134
Henry E. Blair	41,000	461,223	—	—	502,223
Gail K. Boudreaux	50,500	461,223	—	—	511,723
Robert J. Carpenter	47,000	461,223	—	—	508,223
Charles L. Cooney	59,500	461,223	—	—	520,723
Victor J. Dzau	51,500	628,310	—	—	679,810
Sen. Connie Mack	60,000	628,310	19,756	—	708,066
Richard F. Syron	46,833	756,348	—	—	803,181

(1)          Effective January 1, 2006, we adopted the provisions of FAS 123R, “Share-Based Payment, an amendment of FASB Statement Nos. 123 and 95,” which requires us to recognize stock-based compensation expense in our financial statements for all share-based payment awards made to employees and directors based upon the grant date fair value of those awards. The amounts above represent the FAS 123R expense, excluding an estimate for forfeitures related to service-based vesting conditions, for all options that vested in 2006. On May 25, 2006, each non-employee director was granted stock options to purchase 15,000 shares of our stock at an exercise price of $58.50 per share, which was the closing price of our stock on that date. Each of these option grants have an aggregate grant date fair value of $469,862, or $31.32 per share, computed in accordance with FAS 123R and based on the Black-Scholes option pricing model. The 2006 expense for these grants was $283,204. We incorporate our discussion of the relevant assumptions we use to calculate grant date fair value into this section by reference from the section “Accounting for Stock-Based Compensation” in “Note A. Summary of Significant Accounting Policies” and “Note M. Stockholders’ Equity” of the “Notes To Consolidated Financial Statements” in our 2006 Annual Report on Form 10-K.

For Dr. Dzau and Sen. Mack, amounts also include expense for the incremental vesting of options granted in 2003 that vested in 2006 with current period expense of $60,275 and additional options granted in 2005 with current period expense of $106,811. The options granted to Dr. Dzau and Sen. Mack in 2005, which vested in May 2006, were a result of a change to an annual automatic grant of options under the 1998 Director Stock Option Plan that was approved by shareholders in May 2004. In order to ensure all our directors received the same total equity value and to complement options to the other directors granted under the new provision, Dr. Dzau and Sen. Mack were each granted additional options for 9,000 shares.

In addition, Mr. Syron was granted options to purchase 15,000 shares on February 28, 2006, the date he was elected to the board. These options have an exercise price of $69.34 per share, which was the closing price of our stock on February 28, 2006 and vested on May 25, 2006. The options have a grant date fair value of $473,144, or $31.54 per share computed in accordance with FAS 123R and based on the Black-Scholes option pricing model.

(2)          Non-employee directors had the following aggregate options outstanding as of December 31, 2006:

Stock Options
Outstanding
Douglas A. Berthiaume	90,360
Henry E. Blair	66,360
Gail K. Boudreaux	45,000
Robert J. Carpenter	141,424
Charles L. Cooney	62,886
Victor J. Dzau	72,587
Sen. Connie Mack	97,587
Richard F. Syron	30,000

These stock options have an average exercise price of $42.75 per share and a remaining average life of 5.9 years.

(3)          Pursuant to the 1996 Directors Deferred Compensation Plan, Mr. Berthiaume and Sen. Mack defer all of their cash compensation into a Genzyme stock account which is invested in hypothetical shares of our stock. Dr. Cooney deferred compensation into a stock account from July 1996 through September 2002. Payments will be made in annual installments, up to a maximum of five, beginning in the calendar year following the year in which service as a director ends. Under the plan, if any payments are scheduled to be made to directors while they continue to serve on our board, those payments may only be made in cash.

Mr. Berthiaume has deferred a total of $170,750 under a deferral agreement dated March 29, 2004. In 2006, he deferred a total of $75,000 and was credited with 1,147.247 shares in his stock account. At December 30, 2005 he had a balance of 1,628.719 shares in his stock account, which had a market value of $115,291. At December 29, 2006, he had a total of 2,775.966 shares in his stock account, which had a market value of $170,944, providing him with earnings under the account of $55,653 for 2006. In addition, under a previous deferral agreement, Mr. Berthiaume elected to receive payments beginning in 2002. He received a cash payment of $18,258 in 2006 which was the last payment under that agreement.

Dr. Cooney has deferred a total of $156,250 under a deferral agreement dated June 23, 1996. He has been credited with a total of 3,977.206 shares in his stock account, which had a market value of $281,507 at December 30, 2005 and $244,916 at December 29, 2006, providing him with no earnings under the account for 2006.

Senator Mack has deferred a total of $277,000 under a deferral agreement dated June 17, 2001. In 2006, he deferred a total of $60,000 and was credited with 911.534 shares in his stock account. At December 30, 2005 he had a balance of 3,953.900 shares in his stock account, which had a market value of $279,857. At December 29, 2006, he had a total of 4,865.434 shares in his stock account, which had a market value of $299,613, providing him with earnings under the account of $19,756 for 2006.

Employee directors do not receive any additional compensation for their service on the board of directors. Non-employee directors receive the following cash compensation for their service on the board and its committees:

•       an annual retainer of $25,000, paid quarterly;

•       $2,000 for each board meeting they attend;

•       $1,500 for each committee meeting they attend;

•       an annual retainer of $14,000 for service as audit committee chair, paid quarterly;

•       an annual retainer of $8,000 for service as compensation committee chair, paid quarterly; and

•       an annual retainer of $4,000 for service as the chair of the nominating and corporate governance committee, paid quarterly.

Non-employee directors also receive stock option grants for each year (or partial year) that they serve on our board. Stock options are granted automatically under our 1998 Director Stock Option Plan on the date of each annual meeting of shareholders or, in the case of directors elected other than at an annual meeting, upon election to the board. The plan provides for an annual grant of options to purchase 15,000 shares of our stock to each non-employee board member, that fully vest on the date of the next annual meeting following the date of grant. Each option has an exercise price equal to the closing price of the stock on the date of grant and a term of ten years. The plan provides for acceleration of exercisability of all unvested options in the event of a change in control of the company. If the proposed 2007 Director Equity Plan is approved at the annual meeting, eligible directors will receive future equity awards as described in that plan, a copy of which is included as Appendix A to this proxy statement.

Under our 1996 Director Deferred Compensation Plan, each director may choose to defer the cash compensation payable to him or her as a director until his or her service as a director ends or until a different specified date. The director can elect to defer compensation in exchange for a future payment of cash, stock or a combination of cash and stock. As of December 31, 2006, three of the eight eligible directors had accounts under the plan.

BOARD MEETINGS AND COMMITTEES

The board of directors held eight meetings during 2006, including an annual two-day strategic review. The board has a standing audit committee, compensation committee, and nominating and corporate governance committee. Each committee operates under a written charter adopted by our board, each of which is publicly available in the “Our Commitment” section of our Web site, www.genzyme.com. The contents of our Web site are not part of this document.

We expect our board members to rigorously prepare for, attend and participate in all board and applicable committee meetings. Absent compelling and stated reasons, directors who attend fewer than 75% of regularly scheduled board and committee meetings in each of two consecutive years should not be nominated for re-election when their current term expires. Each board member is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. We also expect that all of our board members will attend our annual meeting of shareholders. In 2006, each director attended at least 79% of all meetings of the board and all committees of the board on which he or she served. In addition, all of our directors attended the May 25, 2006 annual meeting of shareholders.

The board has reviewed the independence of each director, taking into account potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director’s independence. In performing this review, the board reviewed the information disclosed under the heading “Significant Relationship” on pages 48 through 51 of our consolidated financial statements as of, and for the year ending, December 31, 2006, and other information disclosed in director responses to a questionnaire inquiring about, among other things, their relationships (and those of their immediate family members) with us, their affiliations, and other potential conflicts of interest. The board has determined that Mr. Berthiaume, Ms. Boudreaux, Mr. Carpenter, Drs. Cooney and Dzau, Senator Mack and

Mr. Syron are independent directors as defined by the listing standards of The NASDAQ Global Select Stock Market®. Mr. Termeer is not independent because of his employment as our chief executive officer. Mr. Blair, a current member of the board who is not standing for re-election this year, is not independent because of his employment as the chief executive officer of Dyax and our relationship with Dyax described under “Certain Relationships and Related Persons Transactions” on pages 44-45 of this proxy statement.

Audit Committee

We have a separately designated standing audit committee established by the board for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. The audit committee held eight meetings in 2006. Current members are Mr. Berthiaume (chairman), Ms. Boudreaux, Senator Mack and Mr. Syron, each of whom is independent as defined by the NASDAQ® listing standards. Our board has identified Messrs. Berthiaume and Syron as our audit committee financial experts. The committee evaluates and selects our independent auditors, reviews our audited financial statements and discusses the adequacy of our internal controls with management and the outside auditors. The committee also supervises the relationship between the company and its outside auditors, reviews the scope of both audit and non-audit services and related fees, and determines the independence of the outside auditors.

Audit Committee Report

In the course of our oversight of Genzyme’s financial reporting process, we have (i) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2006, (ii) discussed with PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, the matters required to be discussed by Financial Accounting Standards Board Statement on Auditing Standards No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

Based on the foregoing review and discussions, we recommended to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

By the Audit Committee,
Douglas A. Berthiaume, Chairman
Gail K. Boudreaux
Senator Connie Mack
Richard F. Syron

Nominating and Corporate Governance Committee

The purpose of the nominating and corporate governance committee is to assist the board of directors by identifying for nomination qualified individuals to become board members, to nominate candidates for appointment to board committees, to monitor a process to assess the effectiveness of the board and its committees, and to develop and implement the company’s corporate governance guidelines. The committee met three times during 2006. Current members of the committee are Sen. Mack (chairman), Drs. Cooney and Dzau, Ms. Boudreaux, and Messrs. Berthiaume, Carpenter and Syron, each of whom is independent as defined by the listing standards applicable to issuers listed on NASDAQ. Mr. Carpenter became a member of the committee in February 2007.

Director selection criteria.   The nominating and corporate governance committee is responsible for reviewing with the board, on an annual basis, the appropriate personal characteristics and professional competencies required of board members to work together as a team to properly oversee our strategies and operations.

In general, all board members are expected to possess certain personal characteristics necessary to creating a functional board: high personal and professional ethics, integrity and values; practical wisdom and mature judgment; an inquisitive and objective perspective; professional experience at a policy-making level in business, government, education or medicine; time availability for in-person participation at all board and committee meetings; and a commitment to representing the long-term interests of our shareholders. We also recognize the desirability of racial, ethnic and gender diversity in board membership.

In addition, the board as a group is expected to encompass the range of professional competencies advantageous to overseeing our diverse businesses. These professional competencies include accounting and financial literacy, industry knowledge, patient-based or payor-based experience or perspective, relevant medical or scientific knowledge, business, government or management experience, and experience with international markets.

Independence is an important selection criterion for nomination to our board. Independent directors should be free of any relationship with us or our management that may impair, or appear to impair, the director’s ability to make independent judgments. At a minimum, independent directors must satisfy the criteria for independence established by NASDAQ. Currently all of our directors are independent except for Mr. Termeer.

Finally, candidates should be enthusiastic and excited about their service on our board and working collaboratively with existing board members to create value for all of our shareholders.

Shareholder nominations for directorships.   Shareholders may propose a director candidate for consideration by the nominating and corporate governance committee by directing such recommendation to the Secretary of Genzyme Corporation at 500 Kendall Street, Cambridge, Massachusetts 02142. The recommendation should include the nominee’s name, qualifications for board membership and consent to nomination, as well as the name, number of shares of our stock owned and contact information of the person making the recommendation. A shareholder wishing to formally nominate a director for election at a shareholder meeting must comply with the provisions in our bylaws addressing shareholder nominations of directors. The committee will assess such recommendations and nominees based on the director selection criteria described above.

Executive search firm.   For the last four years, the nominating and corporate governance committee has engaged Spencer Stuart, an executive search firm, to assist in identifying qualified independent candidates for addition to our board. Spencer Stuart has been charged with the task of identifying, screening and interviewing potential candidates for submission to the committee for their consideration. Mr. Syron, who was elected to the board in February 2006 to fill a vacancy created by the retirement of Dr. Constantine Anagnostopoulos in May 2005, was a candidate recommended by Spencer Stuart for consideration by the committee.

Compensation Committee

The compensation committee held four meetings in 2006. Current members are Drs. Cooney (chairman) and Dzau and Messrs. Berthiaume and Carpenter. Mr. Carpenter was appointed to the committee in February 2007. Each member of the committee qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as a “non-employee director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as “independent” as defined by the listing standards applicable to issuers listed on NASDAQ. The committee determines the compensation to be paid to all executive officers, including the chief executive officer, and administers our company benefit and equity plans, except the 1998 Director Stock Option Plan and the proposed 2007 Director Equity Plan. The committee is responsible for making recommendations to the board for the compensation and benefits for non-employee directors.

The compensation committee may delegate to subcommittees or to the company’s management some of the responsibilities of the full committee. The committee may delegate to an individual employee of the company the responsibility of the committee to approve certain stock option grants; however, such grants are made pursuant to a matrix or other guidelines previously approved by the committee. This delegated authority does not extend to grants made to members of the board or to officers of the company within the meaning set forth in the NASDAQ listing standards.

Compensation Committee Interlocks and Insider Participation

The compensation committee is comprised entirely of independent directors.

Compensation Committee Report

In fulfilling our role to discharge the board’s responsibilities relating to the total remuneration of the company’s senior executives and the company’s benefit and equity plans, we have reviewed and discussed with management the Compensation Discussion and Analysis found below. Based on the foregoing review and discussions, we recommended to the board that the Compensation Discussion and Analysis be included in the company’s proxy statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,
Charles L. Cooney, Chairman
Douglas A. Berthiaume
Victor J. Dzau

COMPENSATION DISCUSSION AND ANALYSIS

In considering our executive compensation policies and practices, we have an obligation to balance our interest in conserving cash and minimizing shareholder dilution, with our interest in using compensation to attract, retain and motivate company management and employees who contribute to our success. In reconciling these competing concerns, we strive to act in the long-term best interests of the company and our shareholders. The board of directors has chartered the compensation committee to discharge the responsibilities of the board to establish executive compensation policies and oversee executive compensation practices. The compensation committee meets regularly with the full board to keep them informed of executive compensation issues, and consults with compensation consultants, academics and other experts to support the board’s commitment to be knowledgeable and current regarding executive compensation trends and best practices. Twice in the last four years the full board has been included in special meetings focused exclusively on executive compensation. These meetings were designed to educate board members on key issues in the business environment and the role those issues play in executive compensation. These meetings also included reviews of our compensation philosophy for both equity and cash compensation, and accounting and disclosure issues.

Objectives and Overview of Executive Compensation.   Our objective is to make executive compensation decisions that are thoughtful, straightforward and consistent with the overall goals of the organization.

•       Our executive compensation philosophy is built on a platform of simplicity and alignment with shareholder interests. Therefore, we pay our executives using three components: base salary, annual incentive cash awards and long-term equity awards. We have avoided other long-term obligations such as defined benefit programs, supplemental employee retirement plans, deferred compensation, or retiree health benefits.

•       Our perspective is long-term. Our compensation program reflects the nature of the business cycle of product development in our industry. This approach attempts to align our compensation decisions with shareholders’ interests in our achievement of sustainable business objectives and corporate performance goals. We operate in a complex, dynamic environment and it often takes several years to achieve our goals. For example, moving a product from concept to market can take in excess of 8 years, and many products never make it to market. Acquisitions, of products or companies, are opportunistic in nature. Building an infrastructure to accommodate future products and growth requires early investment with no guarantee of return.

•       We also maintain a philosophy of inclusiveness by providing a broad-based equity program to motivate all employees to become stakeholders and invest in achieving success for the company. We believe a broad-based equity program further aligns our employees’ interests with our shareholders’ interests.

Process and Philosophy for Setting Executive Compensation.   We look to our named executive officer group to focus on building and creating the future of the company and expect them to make sustainable strategic decisions that continue to move the company successfully forward. We apply deliberate, thoughtful processes throughout the year to discuss and correlate executive compensation levels with performance. By making compensation decisions based on both competitive market practice and our unique organization and culture we strive to achieve a balance between creating an attractive compensation program for our executives and recognizing shareholder interests in limiting company expenditures.

The goals we set for our chief executive officer and other executive officers are focused on a sustainable business strategy that includes:

•       financial performance;

•       company growth through both acquisitions and internal product development;

•       managing the complexities of a global business with a diverse and growing product portfolio and expanding the business into a greater number of new markets; and

•       operational business management, including development of a diverse and complex global manufacturing infrastructure, investment in strong science and research capabilities, integration of acquisitions, and development of a strong executive management team.

The compensation committee engages Towers Perrin, a leading international compensation consulting firm with special expertise in biotechnology and pharmaceutical industry compensation practices, to assist in its analysis of executive compensation. Towers Perrin has advised the committee since the mid-1990’s and provides a third party perspective based on their extensive knowledge of the industry as well as cross-industry general practice. They advise the committee of developments in the design of compensation programs and provide benchmarks to compare our total compensation packages to those of companies with which we compete for executive talent. Towers Perrin meets one-on-one multiple times during the year with the chairman of the compensation committee and provides external perspective and information to us throughout the year. At the committee’s request, Towers Perrin also works with senior management to discuss data, trends and best practices, and provides findings and recommendations. Towers Perrin reports directly to the committee regarding executive compensation issues; however, they do perform other benefits-related work for us.

Market Benchmarking.   Each year the compensation committee analyzes the compensation practices of peer companies from the biotechnology industry sector for comparison purposes and to gain an external perspective in preparation for setting executive salaries and target incentives for the coming year. The committee regularly reviews this industry group for its continuing relevance as well as other business sectors to ensure that the committee is comparing executive compensation levels against appropriate companies. Using this industry-based list, the committee then analyzes specific financial characteristics of each company to select our core peer group, which include:

•       revenue size and growth rate;

•       research and development expense;

•       employee size;

•       market capitalization;

•       one- and three-year total shareholder return;

•       net income;

•       similar core businesses to ours; and

•       international presence.

Following the compensation committee’s analysis and discussions with Towers Perrin and select senior management personnel, the committee selected the following companies as our core peer group for 2006: Amgen Inc.; Biogen Idec Inc.; Chiron Corporation (which was acquired by Novartis AG in April 2006); Genentech, Inc.; Gilead Sciences, Inc.; MedImmune, Inc.; Millennium Pharmaceuticals, Inc.; and Sepracor Inc. The committee looks at the data from this peer group on a holistic and individual basis to consider competitive pay positioning.

In addition to peer group analysis, each year the compensation committee considers survey data for market comparisons for selected executive positions. For 2006, the committee looked at the Towers Perrin Executive Compensation Data Bank surveys and the Watson Wyatt Biopharmaceutical and Pharmaceutical Long-Term Incentive Survey. These surveys help the committee to benchmark our incumbent executives to appropriate job match positions by looking at scope of responsibilities and internal comparisons.

Mr. Termeer’s compensation.   At its meeting in December 2005, the compensation committee set executive compensation levels for 2006. In setting Mr. Termeer’s compensation, the primary points of reference are his performance over the past year and current competitive practice. In addition, the committee evaluated our sustained financial performance during his tenure, historical stock option grants to him over the past 10 years, and his cash compensation levels for the past 10 years. The committee also considered Mr. Termeer’s application of sound business judgment and the leadership he has provided to strategically develop and manage the business. The committee examined his overall job performance and considered the business challenges facing the company in the coming years. In setting his salary for 2006, the committee considered several items that significantly impacted the overall corporate results for 2005, which it believes will sustain continued growth and diversification, including:

•       Strong stock and financial performance in 2005 with significant increase in revenues;

•       Completion of four major expansion projects in Belgium, Ireland and the UK to support production for a broad range of products, including monoclonal antibodies and proteins, Myozyme® and antibody discovery research;

•       Strengthening of our oncology business through the successful integration of ILEX Oncology, Inc. into our business;

•       Expansion of the number of products that have multiple indications, which creates complexity in clinical trials and manufacturing, and supports a broader product portfolio;

•       Expansion of the company’s capacity for growth in global markets through a strong acquisition strategy, the creation and continuation of a dynamic environment relative to the company’s peers, and a strong investment in science and research; and

•       Integration of several strategic acquisitions and collaborations in oncology, cancer diagnostics, orthopaedics and renal disease, including three acquisitions in 2005:

—the re-acquisition of the sales and marketing rights to Synvisc® from Wyeth;

—the acquisition of Verigen AG, providing us with MACI®, a proprietary cell therapy product for cartilage repair; and

—the acquisition of Bone Care, Inc., adding Hectorol®, a treatment for hyperparathyroidism in patients on dialysis, expanding our renal product offerings.

The compensation committee believes that a significant portion of Mr. Termeer’s cash compensation should be tied to financial performance. The committee concluded that in 2005 all areas of our financial performance were strong and Mr. Termeer’s increase should reflect a structural emphasis on the annual incentive cash compensation. The committee set Mr. Termeer’s base salary at $1,433,000 and his annual cash incentive target at $1,700,000. For his annual cash incentive target, approximately 60%, or $1,020,000 is tied to financial corporate performance and 40%, or $680,000 is tied to individual performance. The committee increased Mr. Termeer’s overall cash compensation to $3,133,000.

In May 2006, the compensation committee granted Mr. Termeer options to purchase 400,000 shares of our stock. The committee determined the number of options to grant to Mr. Termeer by looking at the grant practice of our peer group and again considering Mr. Termeer’s unique role in our industry and consistent strong long-term performance in developing, growing and managing the business for the past 23 years. The committee reduced the number of shares in his option grant from the previous year, however, the committee believes the value of his equity award remains at a competitive level.

Setting 2006 base salary and target annual incentives for other named executive officers.   To determine executive compensation for 2006, the compensation committee reviewed the compensation data of peer group companies, and compensation surveys of the pharmaceutical and biopharmaceutical industries. The committee’s objective is to ensure that base salary ranges for our executive positions are aligned with our peers and reflect the individual performance of each executive. Each year the committee reviews our compensation philosophy for both cash and equity compensation, with the objective of ensuring our compensation program continues to be competitive and appropriate.

For the named executive officers other than himself, Mr. Termeer provides the compensation committee with an assessment of each officer’s individual performance and his recommendation for merit increases and target annual cash incentive compensation amounts. Because the named executive officers are responsible for implementing our strategic direction, Mr. Termeer’s recommendations focus on sustainable, strategic decision-making capabilities for each individual. The committee also reviews a three-year history of cash compensation and stock option grants for each of the named executive officers. The committee reviews Mr. Termeer’s recommendations and makes its compensation decisions based on each officer’s performance, its assessment of that individual’s performance relative to the group and in light of market information. At its December 2005 meeting, the committee approved base salary increases ranging from 3.5 - 4% for 2006 for the named executive officers other than Mr. Termeer.

A significant portion of executive compensation consists of annual cash incentive awards. The annual cash incentive targets are tied to performance measures, at both the corporate level and at individual areas of responsibility. Approximately 76% of the annual cash incentive target for the named executive officers is tied to corporate financial performance. The corporate financial performance component is payable based on the extent to which we achieve the operating income goals approved by the board in connection with approving the 2006 annual budget. The current corporate financial performance annual cash incentive formula allows for 100% payment when 100% of the target is met. If the target is exceeded, for every 1% above the target, 2.5% is added to the annual cash incentive payment up to a maximum of 150% payment for achievement of 120% or more of the target. If the target is not met, for every 1% below the target, 1.5% is deducted from the annual cash incentive payment. No corporate annual cash incentive is paid if less than 86% of the target is met.

Equity.   For our named executive officers, equity is used as an incentive to manage the business to realize and maximize long-term shareholder value. We believe that equity compensation provides all of our employees an appropriate long-term incentive to motivate them, retain them in a future-oriented environment such as ours and to align our compensation program with shareholder interests. To utilize equity compensation responsibly and maintain competitiveness, the compensation committee establishes guidelines to limit the total number of equity awards that may be granted in a fiscal year to a stated percentage of shares outstanding. In determining the number of options to grant to each named executive officer, the committee looked at competitive equity data provided by Towers Perrin, our expected business position for the next several years and our stock option granting history for the last three years. In May 2006, the committee approved stock option grants ranging from 49,000 to 69,000 shares for our named executive officers, other than Mr. Termeer, at the same time that they approved stock option grants to all other eligible employees.

Without sustained growth and the resulting positive stock price performance, our executives carry the risk that they will not be able to realize any gain from the long-term equity-based awards. Our long-term incentive program, by design, provides a proper link to shareholder interests and to the company’s long-term performance. The compensation committee does not consider realized gains from prior stock option awards in its compensation decisions, for either cash or equity, as such awards recognize past achievement. While we encourage share ownership through this program, we do not have a formal share ownership policy. Historically, on average, our executive officers wait six years before exercising stock options. In addition, we do not have a specific policy regarding hedging the economic risk of share ownership, but advise our executive officers about the potential for violations under the short-sale rules of the Exchange Act.

Equity grant guidelines and timing.   We award equity under three programs: a new hire grant program, a general grant program and a recognition grant program. Each year the compensation committee establishes guidelines and reviews our philosophy for granting equity under each program to determine appropriate and competitive grant levels. We have in place mechanisms for each of the three programs discussed below to help ensure that stock option grants are not back-dated. Each year the committee decides how it wants to use equity for the year, considering employee eligibility and past awards, and sets a budget to manage its use. For 2006, the committee decided to continue a broad-based granting philosophy, use stock options as the exclusive equity award, and manage to a maximum of 3.0% of shares outstanding for the combined programs.

New Hire Stock Option Grant.   We utilize a new hire stock option grant program as an attraction tool in the hiring process for employees and executives throughout the year. Each year the compensation committee approves the total pool of stock options available for the program. The committee has approved a new hire grant matrix, based on salary level, that determines the number of options that may be awarded to eligible new employees, other than executive officers, when they are hired. The committee has authorized our senior vice president, chief human resources officer to pre-approve and administer new hire grants pursuant to the matrix. The committee reviews all new hire grants on an annual basis. Grants to newly hired executive officers require prior approval by the committee. The grant date and exercise price of a new hire stock option is set as the closing price of our stock on the date the employee begins work at Genzyme.

General Equity Grant.   Our largest equity program, which includes executive officers and employees, is a broad-based equity grant of stock options pursuant to an overall long-term equity incentive compensation plan. Each year the compensation committee decides if it is going to approve a broad-based equity grant and if so, plans for it to occur on the date of the annual shareholders meeting. Such grants have covered approximately 85% of the shares granted during the calendar year for the past few years. Our bylaws call for the annual meeting to be held on the fourth Thursday of May or as otherwise determined by the board. The date of these annual meetings is set months in advance as part of the normal scheduling process for the board and its committees. This grant is not timed to coincide with the release of any material non-public information. The committee pre-approves a grant matrix, based on employee base salary and individual performance review rating, which determines the number of options that may be awarded to each eligible employee, other than the executive officers. The exercise price of the stock option grant is pre-approved by the committee and set as the closing price of the stock on the date of the grant, which is the date of the annual shareholders meeting.

Recognition Stock Option Grant.   We also have a long-term equity incentive program to recognize those employees who demonstrate excellence and outstanding achievement during the year. Executive officers are not eligible for this program. Each year the compensation committee approves the total pool of options available for the recognition stock option program and has authorized our senior vice president, chief human resources officer to approve and issue the individual grants for the recognized employees. The individuals are nominated and vetted through an approval process that includes their immediate supervisor, the executive in charge of the business unit and our human resources department. At each meeting, the committee reviews all recognition grants that have been awarded since the last meeting. The exercise price of the option is set as the closing price of the stock on the date of the option grant, which is the date that all the appropriate approvals have been received and confirmed and our senior vice president, chief human resources officer signs the approval for granting the employee the recognition stock option.

Executive Employment Agreements.   Messrs. Termeer and Wirth each have an employment agreement that renews automatically each January 1st for an additional one-year period, unless written notice of non-renewal is given. The agreement provides that the board, or a duly appointed committee of the board, shall set salary annually, and that such base salary shall not be lower than the base salary for the preceding calendar year. Both agreements provide:

•       certain life and disability insurance benefits;

•       eligibility to participate in the company’s annual cash incentive plan;

•       eligibility to participate in the company’s equity incentive plans;

•       certain payments for termination without cause, even without a change in control event, or termination by the executive for good reason following a change in control;

•       accelerated vesting of equity awards in the event of termination without cause due to death or disability; and

•       confidentiality, non-competition and ownership of inventions provisions.

In addition, Mr. Wirth’s employment agreement obligates us to pay for malpractice insurance and attorney bar dues.

Executive Severance Agreements.   We have severance agreements with all of our named executive officers other than Messrs. Termeer and Wirth, whose severance arrangements are described above. These agreements renew automatically each January 1st for an additional one-year period, unless written notice of non-renewal is given. Under these agreements, payments will be made upon the termination of the named executive officer’s employment by us without cause or by the named executive officer for good reason following a change in control.

For a more complete description and quantification of benefits payable to our named executive officers upon and following termination of employment see “Potential Payments Upon Termination or Change in Control” on pages 28-30.

None of Mr. Termeer’s, Mr. Wirth’s, or any named executive officer’s agreements contain any clawback provisions. None of the agreements provide for tax gross-up payments, which allows us to avoid the often significant costs that could be involved in gross-ups related to change in control.

Tax law limits on executive compensation.   Section 162(m) of the Internal Revenue Code generally does not permit Genzyme a federal income tax deduction for taxable year compensation in excess of $1,000,000 paid to our chief executive officer and the other named executive officers of Genzyme. Certain performance-based compensation that has been approved by shareholders is exempt from the deduction limit. Although the 2006 salary and annual cash incentive awards paid to our named executive officers do not qualify for the performance-based exemptions, our shareholders have approved the 2001 and 2004 Equity Incentive Plans, which are designed to allow the deduction of the stock options granted to the named executive officers under those plans. We have in the past and may in the future award compensation that is not fully deductible under the statute when we view such compensation as consistent with our compensation policies and in the best interests of the company and its shareholders.

This discussion is intended to provide an overview and analysis of the policies and decisions made for executive compensation. We believe that the decisions of the compensation committee and the company follow a deliberate and thoughtful process and are aligned with the short- and long-term objectives of the corporation and its shareholders. The following tables and disclosures are intended to support and augment this discussion.

SUMMARY COMPENSATION TABLE
for the year ended December 31, 2006

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
Henri A. Termeer	2006	1,431,938	19,166,150	1,725,500	125,330	22,448,918
Chief Executive Officer(6)	2005	1,365,000	11,338,650	1,759,500	72,855	14,536,005
	2004	1,300,000	10,044,373	1,770,000	72,575	13,186,948
Michael S. Wyzga	2006	467,654	1,940,886	433,125	11,000	2,852,665
Executive Vice President,	2005	450,000	1,817,548	445,000	8,400	2,720,948
Chief Financial Officer	2004	430,000	1,526,948	462,500	8,200	2,427,648
Earl M. Collier, Jr.	2006	514,615	2,068,913	433,125	11,000	3,027,653
Executive Vice President	2005	495,000	2,089,620	435,000	8,400	3,028,020
	2004	473,000	1,740,454	462,500	8,200	2,684,154
Alan E. Smith, Ph.D.	2006	472,692	2,280,276	342,500	11,000	3,106,468
Senior Vice President,	2005	457,000	1,325,794	348,000	8,400	2,139,194
Research; Chief Scientific	2004	439,000	1,187,498	358,000	8,200	1,992,698
Officer
Peter Wirth	2006	675,500	2,070,880	433,125	12,913	3,192,418
Executive Vice President,	2005	650,000	2,181,698	445,000	10,327	3,287,025
Chief Legal Officer(7)	2004	625,000	1,982,041	455,000	10,127	3,072,168

(1)          Amounts represent the FAS 123R compensation expense, excluding an estimate of forfeitures related to service-based vesting conditions, recognized in our financial statements with respect to the vested portion of stock options granted in 2006 plus vesting that occurred in 2006 for options granted in previous years. In addition, FAS 123R requires us to fully expense stock options when there is no risk of forfeiture of the award. Mr. Termeer and Dr. Smith have each reached a company retirement eligibility threshold for option awards which provides for acceleration of vesting for stock options at termination of employment. Although Mr. Termeer and Dr. Smith’s 2006 option grants vest over four years and the company does not permit the exercise of unvested options, these grants have been fully expensed in 2006. Options granted prior to our adoption of FAS 123R will continue to be expensed over the requisite nominal vesting period.

The option awards expense was determined using the Black-Scholes option valuation model, which estimates the value of an equity award using subjective assumptions which can vary over time. Valuation information for the 2006 option awards can be found below in the “Grants of Plan-Based Awards” table on page 24. For a more complete discussion of our adoption of FAS 123R and the relevant assumptions we use to calculate the grant date fair value of option awards, see the section “Accounting for Stock-Based Compensation” in “Note A. Summary of Significant Accounting Policies” and “Note M. Stockholders’ Equity” of the “Notes To Consolidated Financial Statements” in our 2006 Annual Report on Form 10-K.

(2)          Option award amounts include the following expense for options vested or expensed in 2006:

	Henri A. Termeer	Michael S. Wyzga	Earl M. Collier, Jr.	Alan E. Smith	Peter Wirth
Grant Date	Expense ($)	Expense ($)	Expense ($)	Expense ($)	Expense ($)
1/30/97	—	—	75	—	—
5/25/00	9,757	—	—	—	—
5/31/01	13,670	—	—	—	—
5/30/02	845,157	130,697	258,649	131,238	260,691
5/29/03	2,144,568	406,339	406,339	203,170	406,339
5/27/04	1,992,545	350,861	350,861	246,902	350,861
5/26/05	2,521,933	409,443	409,443	287,797	409,443
5/25/06	11,638,520	643,546	643,546	1,411,171	643,546
Total	19,166,150	1,940,886	2,068,913	2,280,276	2,070,880

Mr. Termeer and Dr. Smith have each reached a retirement eligibility threshold which provides for acceleration of vesting at termination of employment. Amounts above represent the full FAS 123R expense for their grants awarded in 2006, even though the options vest over the next four years.

In addition to any expense for options that may be granted in future years, we will incur the following expense for options granted to the named executive officers in prior years as they vest:

	Henri A. Termeer	Michael S. Wyzga	Earl M. Collier, Jr.	Alan E. Smith	Peter Wirth
Year	Expense ($)	Expense ($)	Expense ($)	Expense ($)	Expense ($)
2007	5,400,092	1,325,804	2,289,034	616,762	1,325,804
2008	3,337,489	954,183	551,993	388,109	954,183
2009	1,008,773	565,306	163,777	115,119	565,306
2010	—	159,512	—	—	159,512

(3)          In February 2007, the compensation committee evaluated the achievement of the 2006 annual cash incentive targets. For 2006, the company exceeded the operating income goals established in the 2006 budget by 1% and, in accordance with the corporate financial performance formula, the committee awarded the corporate performance cash incentive at 102.5% of target for all of the named executive officers. In addition, Mr. Termeer made recommendations to the committee for the individual performance component of each named executive officer’s annual incentive based on his evaluation of each officer’s performance for the year. Following their assessment of each officer’s performance, the committee awarded the individual performance component to the named executive officers other than Mr. Termeer at 95% to 100% of target. Aggregate total bonuses for the named executive officers, other than Mr. Termeer, ranged from 101% to 102% of target.

Mr. Termeer’s individual performance target for 2006 was set at 40% of his total cash incentive, or $680,000. The compensation committee awarded Mr. Termeer 100% of his individual cash incentive, which reflects the company’s strong financial performance for 2006 and other factors, including:

•       $3.2 billion of 2006 product and service revenue, which increased 17% over 2005;

•       a 20% increase in international product and service revenue to $1.5 billion for 2006;

•       the acquisition of AnorMED, Inc., providing us with Mozobil™, a potentially significant product candidate for stem cell transplant;

•       the approval of Myozyme for patients with Pompe disease in both the United States and the European Union, with a rapid worldwide product launch in the second quarter;

•       European Union approval of Synvisc for the treatment of osteoarthritis in the ankle and shoulder;

•       an increase in manufacturing capacity in Ireland, Belgium, the UK and the U.S., including FDA approval of our Waterford facility for the fill and finish, packaging and labeling for thymoglobulin; and

•       a successful focus on sustainable future growth through global commercial activity, investment in science and research, and building a deep product pipeline.

(4)          All other compensation above includes company contributions made under our retirement savings plan, a 401(k) plan.

(5)          The three components we use to pay our executives are intended to reward the achievement of the financial, operational and strategic goals of the company. The cash compensation paid to our executives is highly leveraged with a focus on the annual cash incentive which is weighted to achieving annual goals and objectives of the company. Our non-cash equity awards promote a long-term pay-for-performance environment that is directly tied to the performance of our stock. Our executives may or may not realize the non-cash equity value in the future, as any gains are highly dependent on sustained growth and resulting strong stock price performance. Using the fair value of equity awards granted in 2006 to the named executive officers, other than Mr. Termeer, salary and bonus amounts ranged from 31–38% of total compensation. Mr. Termeer’s salary and bonus accounted for approximately 21% of his total compensation. These calculations exclude 2006 vesting of options that were granted in prior years.

(6)          All other compensation for Mr. Termeer for 2006 includes insurance premiums totaling $28,103 we paid for life and disability insurance benefits. In addition, for security purposes we provide a driver to Mr. Termeer for commuting to and from work and work-related events. The benefit to Mr. Termeer for his personal commuting expenses was $60,845 for 2006. This benefit is based on the driver’s salary plus vehicle expenses, including gas, mileage, and vehicle lease expense. Mr. Termeer also received a grossed-up taxable benefit of $25,382 in 2006 for personal use of the corporate aircraft.

(7)          For Mr. Wirth, all other compensation for 2006 includes an insurance premium of $1,913 we paid for life insurance benefits.

Our policy on the use of corporate aircraft.   We pay for travel on private and commercial aircraft for our executives, but only if such travel is directly related to the performance by the executive of his or her job. We lease an aircraft for business travel and pay for the service based on the route traveled regardless of the passenger load. Employees authorized to use the aircraft for business travel are allowed to bring family members or guests along on the trip provided they have the prior approval of the chief executive officer and the chief financial officer. When an employee brings a family member or guest along on a business trip and does not reimburse the company for such costs, then the employee is considered to have received a benefit equal to the value of the trip. We use the equivalent cost of first class airfare method to calculate the value of this benefit. The value of the trip is determined by data on an equivalent first class trip as quoted by our independent travel agency.

In certain circumstances we consider the presence of spouses at business functions integral to the success of a business trip. A significant portion of our economic growth includes expansion into emerging markets, such as China and Southeast Asia. This expansion activity often includes ceremonial meetings with dignitaries of local governments. Spouses of our representatives are expected to attend these ceremonial meetings by the local dignitaries. Generally, the success of the meetings and the benefit to Genzyme is deemed to be substantial and therefore the cost of the spouse’s flight is considered a normal business expense and no taxable fringe benefit is created. For similar reasons, we view the spouse’s flight as integrally and directly related to the performance of the executive’s duties and, consequently, do not consider the cost to represent a perquisite.

The specific facts and circumstances of each trip that includes spousal travelers are reviewed by us and may require the value of the spousal travel to be declared income to the employee for financial and/or tax reporting. When appropriate, the value of the travel will be reported as income to the employee and will be grossed up to pay the taxes due for this additional income.

GRANTS OF PLAN-BASED AWARDS

for the year ended December 31, 2006

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Henri A. Termeer	5/25/06	400,000	$58.50	$11,638,520
Michael S. Wyzga	5/25/06	69,000	$58.50	$2,007,645
Earl M. Collier, Jr.	5/25/06	69,000	$58.50	$2,007,645
Alan E. Smith	5/25/06	48,500	$58.50	$1,411,171
Peter Wirth	5/25/06	69,000	$58.50	$2,007,645

On May 25, 2006, stock options were granted to the named executive officers, at the same time that stock options were granted to all qualified, eligible employees of the company. The option grants were approved by our compensation committee at a meeting held on May 24, 2006. The grants have an exercise price of $58.50 per share which was the closing price of our stock on May 25, 2006, the date of grant. The options have a ten-year term and vest 20% at grant with an additional 20% vesting annually over the next four years on the anniversary of the date of grant. The options also contain a provision for acceleration of exercisability of all unvested options in the event of a change in control of the company.

The grant date fair value of the stock options granted in 2006 was $29.10 per share, computed in accordance with FAS 123R and based on the Black-Scholes option pricing model. We incorporate our discussion of the relevant assumptions we use to calculate the grant date fair value of option awards into this section by reference from the section “Accounting for Stock-Based Compensation” in “Note A. Summary of Significant Accounting Policies” and “Note M. Stockholders’ Equity” of the “Notes To Consolidated Financial Statements” in our 2006 Annual Report on Form 10-K.

Stock option grants for the named executive officers include vesting acceleration in the event of death or disability. Nonstatutory options are transferable to defined family members. In addition, upon retirement, if the named executive officer is at least 60 years old and has completed five years of service with the company, vesting is fully accelerated and the executive officer will have three years to exercise the options unless they otherwise would expire under their stated terms. This retirement eligibility provision applies only to options granted after December 1, 2003.

If a named executive officer leaves his employment with us for any reason other than death, disability or retirement (as described above), he may exercise vested options for a period of 90 days from the date of termination. If terminated for cause, he may exercise vested options for a period of 90 days from the date of termination. Unvested options will be cancelled as of the date of termination.

The terms and conditions for option grants to the named executive officers are the same as the provisions for option grants to all our employees, except for the acceleration of vesting and transferability provisions discussed above. The acceleration of vesting under the retirement eligibility provision applies to all our employees.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

for the year ended December 31, 2006

Name	Number of securities underlying unexercised Options (#) Exercisable(1)	Number of securities underlying unexercised Options (#) Unexercisable(1)(2)		Option Exercise Price ($)	Option Expiration Date
Henri A. Termeer(3)(4)	861	—		595.75	10/16/2007
	3,705	—		124.69	10/16/2007
	517	—		392.13	5/28/2008
	1,751	—		124.69	5/28/2008
	465,802	—		29.44	1/25/2009
	1,224	—		467.56	1/25/2009
	4,148	—		95.76	1/25/2009
	4,719	—		223.18	8/26/2009
	—	8,421	(3)	226.83	5/25/2010
	400,000	—		26.50	5/25/2010
	500,000	—		53.47	5/31/2011
	4,945	—		126.59	5/31/2011
	—	7,417	(4)	126.59	5/31/2011
	5,614	—		274.31	5/31/2011
	600,000	—		32.52	5/30/2012
	6,181	—		85.74	5/30/2012
	7,017	—		41.50	5/30/2012
	380,000	95,000		46.24	5/29/2013
	276,000	184,000		43.90	5/27/2014
	170,000	255,000		62.98	5/26/2015
	80,000	320,000		58.50	5/25/2016

Name	Number of securities underlying unexercised Options (#) Exercisable(1)	Number of securities underlying unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date
Michael S. Wyzga	254	—	460.02	2/2/2008
	42	—	392.13	5/28/2008
	143	—	124.69	5/28/2008
	5,000	—	22.06	12/23/2008
	41	—	139.53	12/23/2008
	140	—	64.57	12/23/2008
	144	—	467.56	1/25/2009
	488	—	95.76	1/25/2009
	287	—	223.18	8/26/2009
	343	—	226.75	5/25/2010
	592	—	135.25	2/9/2011
	791	—	126.59	5/31/2011
	505	—	274.31	5/31/2011
	29,224	—	32.52	5/30/2012
	954	—	85.74	5/30/2012
	166	—	41.50	5/30/2012
	72,000	18,000	46.24	5/29/2013
	48,600	32,400	43.90	5/27/2014
	27,600	41,400	62.98	5/26/2015
	13,800	55,200	58.50	5/25/2016

Name	Number of securities underlying unexercised Options (#) Exercisable(1)	Number of securities underlying unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date
Earl M. Collier, Jr.	468	—	656.08	1/30/2007
	192	—	595.75	10/16/2007
	421	—	124.69	10/16/2007
	90	—	392.13	5/28/2008
	306	—	124.69	5/28/2008
	484	—	467.56	1/25/2009
	1,640	—	95.76	1/25/2009
	4,719	—	223.18	8/26/2009
	4,373	—	26.50	5/25/2010
	479	—	226.75	5/25/2010
	4,945	—	135.25	2/9/2011
	21,000	—	53.47	5/31/2011
	3,115	—	126.59	5/31/2011
	505	—	274.31	5/31/2011
	36,820	—	32.52	5/30/2012
	3,708	—	85.74	5/30/2012
	651	—	41.50	5/30/2012
	72,000	18,000	46.24	5/29/2013
	16,200	32,400	43.90	5/27/2014
	27,600	41,400	62.98	5/26/2015
	13,800	55,200	58.50	5/25/2016

Name	Number of securities underlying unexercised Options (#) Exercisable(1)	Number of securities underlying unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date
Alan E. Smith	109	—	595.75	10/16/2007
	1,403	—	124.69	10/16/2007
	108	—	392.13	5/28/2008
	367	—	124.69	5/28/2008
	103,282	—	29.44	1/25/2009
	437	—	467.56	1/25/2009
	1,483	—	95.76	1/25/2009
	584	—	223.18	8/26/2009
	34,604	—	26.50	5/25/2010
	650	—	226.75	5/25/2010
	560	—	135.25	2/9/2011
	44,000	—	53.47	5/31/2011
	692	—	126.59	5/31/2011
	785	—	274.31	5/31/2011
	90,525	—	32.52	5/30/2012
	806	—	85.74	5/30/2012
	830	—	41.50	5/30/2012
	36,000	9,000	46.24	5/29/2013
	34,200	22,800	43.90	5/27/2014
	19,400	29,100	62.98	5/26/2015
	9,700	38,800	58.50	5/25/2016

Name	Number of securities underlying unexercised Options (#) Exercisable(1)	Number of securities underlying unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date
Peter Wirth	225	—	595.75	10/16/2007
	1,403	—	124.69	10/16/2007
	112	—	392.13	5/28/2008
	763	—	124.69	5/28/2008
	232,180	—	29.44	1/25/2009
	610	—	467.56	1/25/2009
	2,067	—	95.76	1/25/2009
	287	—	223.18	8/26/2009
	48,216	—	26.50	5/25/2010
	1,208	—	226.75	5/25/2010
	520	—	135.25	2/9/2011
	62,000	—	53.47	5/31/2011
	642	—	126.59	5/31/2011
	1,571	—	274.31	5/31/2011
	185,300	—	32.52	5/30/2012
	1,468	—	85.74	5/30/2012
	2,245	—	41.50	5/30/2012
	72,000	18,000	46.24	5/29/2013
	48,600	32,400	43.90	5/27/2014
	27,600	41,400	62.98	5/26/2015
	13,800	55,200	58.50	5/25/2016

(1)          Includes stock options originally granted in our Biosurgery and Molecular Oncology tracking stocks which were converted into stock options for Genzyme Stock on June 30, 2003. A total of 87,659 of these converted options are exercisable and 15,838 are unexercisable with exercise prices from $41.50 to $656.08.

(2)          Unless otherwise noted, stock options vest 20% on the date of grant and 20% per year over four years on the anniversary of the date of grant. Stock options expire 10 years from their date of grant.

(3)          On May 20, 2000, Mr. Termeer was granted stock options for our Molecular Oncology Stock which converted to options for Genzyme Stock in 2003. These options vest on May 25, 2007, however, vesting may be accelerated upon (a) completion of two consecutive fiscal years in which the average Total Shareholder Return (“TSR”) for Genzyme Stock equals or exceeds the 75th percentile of the Standard and Poor’s (“S&P”) Biotechnology Index, and (b) the share price for Genzyme Stock has appreciated at a rate equal to or greater than a compounded annual rate of ten percent from the date of grant.

(4)          On May 31, 2001, Mr. Termeer was granted stock options for our Biosurgery Stock which converted to options for Genzyme Stock in 2003. These options vest on May 31, 2008, however, vesting may be accelerated upon (a) completion of two consecutive fiscal years in which the average TSR for Genzyme Stock equals or exceeds the 75th percentile of the S&P Biotechnology Index, and (b) the share price for Genzyme Stock has appreciated at a rate equal to or greater than a compounded annual rate of ten percent from the date of grant.

OPTION EXERCISES AND STOCK VESTED

None of our named executive officers exercised options or acquired stock upon vesting of stock awards in 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the company’s stock price and the executive’s age.

Termination outside of a change in control.   Pursuant to the employment agreements with Messrs. Termeer and Wirth, in the event that we terminate either of these executives without cause, other than due to death or disability, we must:

•       make a lump sum payment of two times the sum of the annual salary and annual cash incentive;

•       continue health and life and disability insurance and other benefits for two years from the date of termination; and

•       provide full vesting of all non-performance based rights, options or awards under our equity incentive plans.

Assuming the employment of Messrs. Termeer and Wirth had been terminated without cause on December 31, 2006, they would have been entitled to the following payments:

		Value of Accelerated Equity
	Cash(1)	Awards(2)
Henri A. Termeer	$6,478,671	$5,696,020
Peter Wirth	$2,298,591	$1,018,968

(1)   Cash payment amounts are based on the following components:

•       base pay using current salary;

•       annual cash incentive, calculated by taking the higher of (a) the last cash incentive paid, or (b) the average of the last two cash incentives paid, times the multiplier;

•       health benefits, based on current COBRA rates;

•       life and disability insurance premiums, based on current formula calculations; and

•       accrued vacation balances.

(2)   Assumes a stock price of $61.58, which was the closing price of our stock on December 29, 2006, the last trading day of the year.

Termination following a change in control.   Following termination by us, other than for cause or because of disability, or by Mr. Termeer or Mr. Wirth, for good reason following a change in control, we must:

•       make a lump sum severance payment of three times the sum of the annual salary and annual cash incentive;

•       continue life, accident and health insurance coverage for three years, unless comparable benefits are provided by a new employer; and

•       in certain circumstances, pay legal costs and relocation expenses associated with the termination.

Pursuant to the severance agreements with Messrs. Collier and Wyzga and Dr. Smith, upon termination of employment by us without cause or by the named executive officer for good reason following a change in control, we must:

•       make a lump sum severance payment of two times the sum of the annual salary and annual cash incentive;

•       continue life, disability, accident and health insurance plans for two years following the date of termination, unless comparable benefits are provided by a new employer;

•       provide outplacement services; and

•       in certain circumstances, pay legal costs and relocation expenses associated with such termination.

Assuming the employment of our named executive officers had been terminated without cause by us, or by the named executive officers for good reason, on December 31, 2006, following a change in control, they would have been entitled to the following cash payments:

Henri A. Termeer	$9,916,921
Michael S. Wyzga	$2,149,606
Earl M. Collier, Jr.	$2,205,084
Alan E. Smith	$1,952,284
Peter Wirth	$3,635,386

Cash payment amounts are based on the following components:

•       base pay using current salary;

•       annual cash incentive, calculated by taking the higher of (a) the last cash incentive paid, or (b) the average of the last two cash incentives paid, times the multiplier;

•       health benefits, based on current COBRA rates;

•       life and disability insurance premiums, based on current formula calculations;

•       accrued vacation balances;

•       outplacement services, using the maximum provided for in the agreements;

•       relocation services, based on most recent costs paid by us for executive relocation; and

•       legal fees, based on an estimate of average attorney rates and hours of estimated services needed.

Under the terms and conditions of the named executive officers’ stock option awards, in the event of a change in control, they will receive full vesting of their outstanding stock options under our equity incentive plans. Assuming a change in control occurred on December 31, 2006, the cost of accelerating the vesting of their outstanding stock options would be as follows:

Value of Accelerated Equity
Awards(1)
Henri A. Termeer	$5,696,020
Michael S. Wyzga	$1,018,968
Earl M. Collier, Jr.	$1,018,968
Alan E. Smith	$660,668
Peter Wirth	$1,018,968

(1)   Assumes a stock price of $61.58, which was the closing price of our stock on December 29, 2006, the last trading day of the year.

Under the employment agreements with Messrs. Termeer and Wirth, a “change in control” shall be deemed to have occurred if: (A) any person, other than the company, any trustee or other fiduciary holding securities under an employee benefit plan of the company or a corporation owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of stock of the company is or becomes the beneficial owner, directly or indirectly, of securities of the company representing 30% or more of the combined voting power of the company’s then outstanding securities; (B) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the board and any new director (other than a director designated by a person who has entered into an agreement with the company to effect a transaction described in paragraphs (A), (C) or (D)) whose election by the board or nomination for election by the board or by the stockholders of the company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the stockholders of the company approve a merger or consolidation of the company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the company (or similar transaction) in which no person acquires 30% or more of the combined voting power of the company’s then outstanding securities; or (D) the stockholders of the company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all of the company’s assets.

Under the severance agreements with Messrs. Wyzga and Collier and Dr. Smith, a “change in control” shall be deemed to have occurred if: (A) any person, other than Genzyme, any trustee or other fiduciary holding securities under an employee benefit plan of Genzyme or a corporation owned, directly or indirectly, by the stockholders of Genzyme in substantially the same proportions as their ownership of stock of Genzyme, is or becomes the beneficial owner, directly or indirectly, of securities of Genzyme representing 50% or more of the combined voting power of Genzyme’s then outstanding securities; (B) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the board and any new director (other than a director designated by a person who has entered into an agreement with Genzyme to effect a transaction described in section (A), (C) or (D)) whose election by the board or nomination for election by the board or by the stockholders of Genzyme was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (C) there is consummated a merger, share exchange or consolidation of Genzyme with any other corporation or business entity or the sale or other disposition of all or substantially all of Genzyme’s assets (each, a “Business Combination”), other than (1) a Business Combination that would result in the voting securities of Genzyme outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) beneficial ownership, directly or indirectly, of a majority of the combined voting power of the company or the surviving entity (including any person that, as a result of such transaction, owns all or substantially all of Genzyme’s assets either directly or through one or more subsidiaries) outstanding immediately after such Business Combination or (2) a merger, share exchange or consolidation effected to implement a recapitalization of Genzyme (or similar transaction) following which no person is or becomes the beneficial owner of 50% or more of the combined voting power of Genzyme’s then outstanding securities; or (D) the stockholders of Genzyme approve a plan of complete liquidation of Genzyme.

EQUITY PLANS

The following table provides information about shares of our stock that may be issued under our 1997 Equity Incentive Plan, 2001 Equity Incentive Plan, 2004 Equity Incentive Plan, 1998 Director Stock Option Plan, Directors’ Deferred Compensation Plan and 1999 Employee Stock Purchase Plan, as of December 31, 2006:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	24,466,731	(1)	$53.80	11,404,465	(2)
Equity compensation plans not approved by security holders	11,868,151		$44.04	424,922
Total	36,334,882		$50.88	11,829,387

(1)          Includes 184,958 options outstanding at a weighted average exercise price of $53.44 assumed in our acquisition of ILEX Oncology, Inc. in December 2004 and 11,619 shares in deferred compensation obligations that may be paid out in shares of our common stock.

(2)          Includes 813,725 shares that may be issued under our Employee Stock Purchase Plan plus 94,343 shares reserved under our Directors’ Deferred Compensation Plan.

The purpose of the 1997 Equity Incentive Plan (the “1997 Plan”) is to attract and retain key employees and consultants, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in our long-term growth. All of our employees, except our officers and directors, are eligible to receive grants under this plan. The 1997 Plan provides only for the grant of nonstatutory stock options. The exercise price of option grants may not be less than the fair market value on the date of grant. Option grants have a maximum term of ten years and generally vest over four years. The compensation committee determines the terms and conditions of each option grant, including who is eligible to receive option grants, the form of payment of the exercise price, the number of shares granted and the vesting schedule. The 1997 Plan was approved by our board of directors in October 1997 and is our only plan not approved by shareholders. If shareholders approve the proposal to amend our 2004 Equity Incentive Plan, the 1997 Plan will be merged into the 2004 plan.

PROPOSAL TO AMEND OUR 2004 EQUITY INCENTIVE PLAN

The board of directors recommends that you approve:

•       an increase of 3,500,000 shares authorized for issuance under the 2004 Equity Incentive Plan, and

•       the merger of the 1997 Plan into the 2004 plan.

General

The purpose of the 2004 Equity Incentive Plan is to:

•       attract, motivate and retain key employees and consultants capable of contributing to the successful performance of the company;

•       provide an incentive through stock ownership for participants to achieve long-range performance goals and create value for shareholders; and

•       enable employees and consultants to participate in our long-term growth.

The plan provides for the grant of incentive and nonstatutory stock options, restricted stock and restricted stock units. The maximum number of shares available for issuance under the plan is 23,800,000 shares. The plan limits the number of shares that can be granted as restricted stock or restricted stock units to 2,000,000 shares. As of March 30, 2007, approximately 9,000 employees were eligible for grants under the plan. The closing price of our stock on March 30, 2007 as reported by NASDAQ was $60.02. The plan will expire on May 27, 2014.

Administration and Eligibility

Our compensation committee has adopted standards for the grant of awards under the plan to eligible employees and consultants. The committee also periodically reviews the standards to determine if the levels of awards appropriately reflect our growth and the value of our stock. The committee determines the terms and conditions of each award, including:

•       who will participate in equity awards;

•       the type of equity awards;

•       the form of payment of the exercise price, if applicable;

•       the number of shares subject to awards;

•       when the awards vest, or become exercisable; and

•       the terms of exercise or issuance.

The exercise price of any stock option grant may not be less than 100% of the fair market value of the stock on the date of grant. The term of an option grant may not exceed 10 years. In addition, option grants under the plan may not be re-priced without shareholder approval.

The standards for granting awards under the plan include a new hire stock option grant matrix and a general award matrix. The new hire stock option grant matrix determines the number of options that may be awarded to eligible new employees, other than executive officers, when they are hired. Eligibility for new hire stock option grants is limited and the size of the grants are based on the employee’s base compensation at his or her date of hire. The general award matrix is based on an employee’s base compensation or job plus an individual performance review rating. In order to qualify for an award under the general award matrix, an employee must have a rating of at least “successfully meets expectations.”  The senior or executive vice president responsible for a business unit approves the performance ratings for each employee in that business unit. In addition, individual stock option grants may be awarded during the year under a recognition program where individuals are nominated and vetted through a formal approval process.

Summary of our Equity Compensation Program

We believe our compensation programs must be competitive with the programs at our peer companies to attract and retain the talented people who are crucial to our success. We have analyzed the compensation programs of our peer group, and this analysis has shown that equity is a critical component of compensation packages. Our current program recognizes that using a combination of both stock options and restricted stock units is a responsible and reasonable approach to continuing to use equity as part of our overall compensation philosophy and program.

Stock options are inherently performance-based because their value is directly tied to the price of our stock over time. Our employees only benefit from stock options when the price of our stock has increased, as do shareholders. Value creation, as measured by our stock price, clearly aligns our equity program with shareholder interests.

Restricted stock units are also directly tied to the price of our stock over time. Although employees will always realize value when the vesting restrictions lift, a three-year cliff vesting that we have adopted ensures that employees will only realize that value after a substantial period of service, which encourages a long-term view for their contributions. During that time, they will be motivated to build value for the company and its shareholders.

We also believe that equity should be distributed responsibly. Our compensation committee limits the total number of equity awards that may be granted in a fiscal year to a stated percentage of shares outstanding. The objective of this philosophy is to manage the potential dilutive impact of the awards granted while continuing to provide awards to substantially all of our 9,000 employees. Our outstanding stock options as a percentage of shares outstanding have declined from 30% in 1996 to 18% at the end of 2006.

At the annual shareholders meeting in May 2006, our shareholders approved changes to the plan to provide for the grant of restricted stock and restricted stock units. Over the past year, we have developed a program to incorporate the use of restricted stock units as part of a general, broad-based grant that we are hoping to make on May 24, 2007 to eligible employees who meet the performance standards. We expect the change to our program that we have made to use restricted stock units will enable us to manage dilution even further.

Our current reserves will not be sufficient to carry our equity program through the next year. On February 26, 2007, the compensation committee reviewed our existing equity plans, our history of granting stock options, and our intentions for using equity as part of our total compensation program for the coming year. This will result in a shortage of shares going forward that will impact our ability to remain competitive in attracting and retaining employees unless and until our shareholders approve the issuance of additional shares. Following that review, the compensation committee recommended to the board, and on February 28, 2007, the board approved, subject to shareholder approval, an increase of 3,500,000 shares in the 2004 Equity Incentive Plan.  Of these shares, 1,200,000 shares may be used for the issuance of restricted stock or restricted stock units. This amendment increases the number of shares that can be granted as restricted stock or restricted stock units to 3,200,000 shares of the total number of shares authorized under the plan.

In addition to seeking your support for the share increase under the plan, we are also asking you to approve the merger of the 1997 Plan into the plan, along with its pool of authorized and un-issued shares. The 1997 Plan, which has not been previously approved by shareholders, provides only for the grant of nonstatutory stock options, and excludes our executive officers. It was approved by our board in October 1997. The main features of the 1997 Plan are described above under “Equity Plans.”   We have continued to use the 1997 Plan over the past three years primarily to manage provisions that were established and approved by local tax authorities under this plan for the grant of stock options to employees in Israel and the UK. We now have provisions approved by local tax authorities for Israel and the UK under the 2004 plan, and no longer need to maintain the separate existence of the 1997 Plan. Also, it is now required for shareholders to approve all equity plans and the shares subject to issuance under them. Although the shares authorized under the 1997 Plan were established before the rule change requiring shareholder approval and these shares may still be issued by the company, we consider it to be a matter of best practice to fold the 1997 Plan into a shareholder approved plan, along with its pool of authorized and un-issued shares.

The effect of the proposed shares increase and the merger of the 1997 Plan into the plan is listed below. The merger of the 1997 Plan will not increase the overall cost to shareholders relating to the increase in shares we are requesting, as the authorized shares under the 1997 Plan have historically been included in public analysis of our equity programs and in all of our equity plan disclosures.

Shares currently authorized	23,800,000
Proposed increase	3,500,000
Proposed merger of 1997 Plan	12,084,635
Proposed total authorized	39,384,635

All shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock.

Awarding restricted stock units along with stock options will use significantly fewer shares while delivering comparable value to our employees. The 3,500,000 shares we are requesting approval for is half the number we requested last year, and 35% of the number we requested in 2005. We believe that using restricted stock units provides us with a useful tool that allows us to continue to grant broad-based equity incentives to employees while managing share usage and dilution.

Our board believes that the requested additional shares to the 2004 Equity Incentive Plan and the merger of the 1997 Plan will provide sufficient shares to meet our needs for equity awards until the May 2008 annual meeting of shareholders.

The following table shows, as of March 30, 2007, the number of shares outstanding and available for grant from all of our existing equity plans:

Plan	Options Outstanding(1)	Available for Grant
1997 Equity Incentive Plan*	11,577,601	462,989
2001 Equity Incentive Plan	10,055,959	133,598
2004 Equity Incentive Plan	13,369,235	9,928,808
1998 Director Stock Option Plan	598,931	361,360
Assumed Options	350,895	0
	35,952,621	10,886,755

*                    proposed to be merged into the 2004 Equity Incentive Plan

(1)          These options outstanding have a weighted average exercise price of $50.61 and a remaining contractual life of 6.6 years. The Assumed Options consist of options assumed in the acquisitions of Biomatrix, Inc. and GelTex Pharmaceuticals, Inc. in 2000, Focal, Inc. and Novazyme Pharmaceuticals, Inc. in 2001 and ILEX Oncology, Inc. in 2004. All stock options granted from our plans have been granted at a minimum exercise price that is equal to the fair market value of the underlying stock on the date of grant and have a maximum term of 10 years.

Federal Income Tax Consequences Relating to the Plan

The following is a summary of the principal U.S. federal income tax consequences generally applicable to stock option awards to a U.S. employee under the plan. Note that there may be state, local, foreign and other taxes applicable to participants in the plan which are not described below.

The grant of a stock option does not result in taxable income to the option holder or in a tax deduction for us. An employee exercising an Incentive Stock Option (“ISO”) has no taxable income upon exercise for regular income tax purposes, but may be subject to the alternative minimum tax. No tax deduction is available to us upon the exercise of an ISO. Upon the exercise of a nonstatutory stock option, the employee has ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price (the spread at exercise), and a corresponding deduction is available to us.

An employee who disposes of shares acquired upon exercise of an ISO within one year following the date of exercise or within two years from the date of grant will have income, taxable at ordinary income rates, equal to the spread at exercise (or, with limited exceptions, to the gain on sale, if less), and a corresponding deduction will be available to us. Any additional gain recognized in the disposition will be taxed as a capital gain, either at long-term or at short-term gain rates depending on the employee’s tax holding period in the shares. Any gain or loss recognized upon a sale or exchange of shares acquired upon exercise of a nonstatutory stock option will be taxed as a capital gain or loss, long-term or short-term depending on the holder’s tax holding period in the shares. We are not entitled to claim a deduction for any such gain or loss.

With limited exceptions, an ISO exercised more than three months following termination of the optionee’s employment will be treated for tax purposes as a nonstatutory stock option, as will ISOs granted to any employee to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the time of grant) in excess of $100,000.

Under Section 162(m) of the Internal Revenue Code, the deduction available to a public corporation for compensation in any year to any of its chief executive officer or other four highest-paid named executive officers in office at the end of the year is limited to $1 million, subject to several important exceptions. Qualifying performance-based compensation is not subject to this deduction limit. The compensation associated with a stock option is treated as performance-based for this purpose if the stock option is granted with an exercise price at least equal to the fair market value of the underlying stock and is granted under a plan the material terms of which, including limits on the number of options that may be granted to any person in a specified period, are approved by stockholders. Stock options granted under the plan are intended to be eligible for this performance-based exception.

Section 409A of the Internal Revenue Code requires acceleration of income and imposes an additional 20% tax, and in some cases an additional tax in the nature of interest, in the case of “nonqualified deferred compensation” arrangements that do not comply with the requirements of Section 409A. Stock options granted under the plan are intended to be eligible for an exemption from the requirements of Section 409A.

Under the so-called “golden parachute” provisions of the Internal Revenue Code, the accelerated vesting of stock options in connection with a change of control may be required to be valued and taken into consideration to determine whether an option holder has received a compensatory payment, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the option holder, including income recognized by reason of the grant, vesting or exercise of stock options, may be subject to an additional 20% federal tax and a corresponding tax deduction may not be available to us.

PROPOSAL TO APPROVE OUR 2007 DIRECTOR EQUITY PLAN

The board of directors recommends that you approve the 2007 Director Equity Plan.

The board has approved, subject to shareholder approval, the 2007 Director Equity Plan, a copy of which is included as Appendix A to this proxy statement. The purpose of the plan is to attract and retain qualified persons, who are not also officers or employees of Genzyme, to serve as directors. The plan is designed to encourage stock ownership by these directors and provide incentives for them to promote our success as a whole. There are currently seven members of the board who are eligible to participate in the plan. Mr. Termeer is not eligible to participate in the plan.

The plan constitutes an amendment, restatement and replacement of the 1998 Director Stock Option Plan (the “prior plan”), which expires on March 6, 2008. The new plan will allow us to continue to grant equity awards to our directors in the future. If the plan is approved by the shareholders, the prior plan will terminate on the date of such approval and stock option grants will be made to the directors under the terms outlined in Appendix A under Section 7(a) of the plan. If the plan is not approved, directors will be granted stock options under the prior plan.

The plan, like the 2004 Equity Incentive Plan we use for our employees, provides for the grant of stock options, restricted stock and restricted stock units. The maximum number of shares that may be granted as restricted stock or restricted stock units is limited to 100,000 shares. The grant of restricted stock and restricted stock units will use significantly fewer shares than granting stock options alone, while delivering comparable value. This will allow us to grant equity incentives to directors while managing overall share usage and dilution.

At each annual meeting of shareholders, or, in the case of directors elected other than at an annual meeting, each director who is eligible to receive options under the plan will automatically be granted options to purchase 15,000 shares of our stock. The options will become exercisable on the date of the next annual meeting of shareholders, provided the option holder is a director at the opening of business on that date. The options will have an exercise price equal to the fair market value of the stock on the date of grant and will have a term of ten years. These are the same terms as option grants under the prior plan.

If the plan is approved by shareholders, in August 2007, at the time that it conducts its annual review of director compensation, the compensation committee plans to consider a change to the automatic award provisions of the plan to provide for the award of restricted stock and/or restricted stock units. The committee may recommend an amendment to the plan to modify the automatic award provisions in Sections 7(a) (f) and (g), to determine award granting procedures for stock options, restricted stock and/or restricted stock units to be submitted for shareholder approval at the 2008 annual shareholders’ meeting.

As of March 30, 2007, the total number of shares of Genzyme Stock that may be issued under the prior plan includes:

Authorized and available for award	361,360
Outstanding options	598,931
Total authorized and reserved	960,291

All shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock.

The closing price of our stock on March 30, 2007 as reported by NASDAQ was $60.02. Our board believes that the shares currently authorized under the prior plan will provide for sufficient shares to meet our needs for director awards until 2009.

If the plan is approved by shareholders at the annual meeting, non-employee directors elected at the meeting and those continuing in office will be granted stock options for an aggregate 105,000 shares of our stock. The stock options will be granted as of the date of the annual meeting in accordance with the terms of the plan.

Federal Income Tax Consequences Relating to the Plan

The following is a summary of the principal U.S. federal income tax consequences generally applicable to stock option awards to a U.S. director under the plan. Note that there may be state, local, foreign and other taxes applicable to participants in the plan which are not described below.

Options granted under the plan are nonstatutory stock options. A director does not realize taxable income when a nonstatutory option is granted. When the option is exercised, the director will recognize ordinary income in an amount equal to the difference between the amount paid for the shares and the fair market value of the shares on the date of exercise. We are allowed a tax deduction for the same amount. Any gain or loss recognized upon a later sale or exchange of the shares is treated as a capital gain or loss, long-term or short-term depending on the holder’s tax holding period in the shares. We are not entitled to claim a deduction for any such gain or loss.

Section 409A of the IRS Code requires acceleration of income and imposes an additional 20% tax, and in some cases an additional tax in the nature of interest, in the case of “nonqualified deferred compensation” arrangements that do not comply with the requirements of Section 409A. Stock options granted under the plan are intended to be eligible for an exemption from the requirements of Section 409A.

PROPOSAL TO AMEND OUR 1999 EMPLOYEE STOCK PURCHASE PLAN

The board of directors recommends that you approve an increase of 1,500,000 shares authorized for issuance under the 1999 Employee Stock Purchase Plan.

General

The purpose of our 1999 Employee Stock Purchase Plan is to provide employees who wish to become shareholders an opportunity to buy shares of our stock on favorable terms. The plan terminates on March 24, 2009. As of March 30, 2007, 5,829,391 shares of Genzyme Stock were authorized for issuance under the plan, of which 610,065 remain available for issuance. The shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock.

As of March 30, 2007, approximately 9,000 employees were eligible to participate in the plan. The closing price of our stock on March 30, 2007 as reported by NASDAQ was $60.02.

Administration and Eligibility

The plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the federal tax code. Our board grants rights to purchase stock under the plan and, through an administrator, determines the frequency and duration of enrollments and the date(s) when stock may be purchased. General terms of participation include:

•       voluntary participation by employees, with the right to withdraw from the program at any time before stock is purchased;

•       only employees who work 20 hours or more a week and more than 5 months in a calendar year are eligible to participate in the plan;

•       automatic withdrawal on termination of employment;

•       purchase price per share is 85% of the lower of our stock’s fair market value at the beginning of an enrollment period or on the purchase date;

•       payment is made through payroll deductions, lump sum cash payments, or both, if permitted by the board;

•       no employee may participate if he or she would then own 5% or more of the voting power or the value of our stock;

•       an employee may not buy more than $25,000 worth of stock in any calendar year, based on the fair market value of our stock on their enrollment date;

•       no employee may allocate more than 15% of his or her annual compensation to the purchase of our stock under the plan; and

•       no more than 1% of the shares outstanding at the end of the previous fiscal year can be issued in the current calendar year.

Description of Amendments to the Purchase Plan

To determine the number of shares needed to fund this program, we analyze our historical share usage, and include considerations such as population growth and employee participation levels. Over the past two years, our employee population has increased approximately 27%, and employee participation in this program has increased from 50% to 54% of our worldwide population.

On February 26, 2007, the compensation committee recommended to the board, and on February 28, 2007, our board approved, subject to shareholder approval, an increase of 1,500,000 shares of our stock that may be purchased under the plan. We believe this will provide sufficient shares for issuance under the plan until the 2009 annual meeting of shareholders. The table below shows the total number of shares proposed to be authorized and available for issuance under the plan as of March 30, 2007:

Genzyme Stock
Total currently authorized	5,829,391
Proposed increase	1,500,000
Proposed total authorized	7,329,391
Total available for issuance	610,065
Proposed increase	1,500,000
Proposed total available for issuance	2,110,065

Federal Income Tax Consequences Relating to the Purchase Plan

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made to a U.S. employee under the plan. Note that there may be state, local, foreign and other taxes applicable to participants in the plan which are not described below.

Neither the grant of purchase rights nor the purchase of shares under the plan results in taxable income to the employee or in a tax deduction for us. An employee who disposes of the shares after having held them for at least two years from the first day of the enrollment period and for at least one year after the purchase date, or who dies at any time while holding the shares, will have ordinary income equal to:

•       15% of the fair market value of the shares on the first day of the enrollment period or, if less,

•       the excess of the fair market value of the shares at the time of the disposition (or death) over the purchase price.

Any additional gain recognized by the employee in connection with the disposition will be treated as a long-term capital gain. No deduction is available to us with respect to these amounts.

An employee who disposes of the purchased shares before having held them for the one- and two-year holding periods described above will have ordinary income equal to the excess of the fair market value of the shares at the time of purchase over the purchase price. In this case, a corresponding deduction will be available to us. Any additional gain or loss recognized in connection with the disposition will be treated as a capital gain or loss, long-term or short-term depending on the employee’s tax holding period in the shares.

Capital gain is short-term if the shares have been held one year or less, and long-term if held more than one year. The holding period for shares acquired under the plan begins on the purchase date.

PROPOSAL TO AMEND OUR BYLAWS TO PROVIDE FOR MAJORITY VOTING FOR THE ELECTION OF DIRECTORS IN UNCONTESTED ELECTIONS

The board of directors recommends that shareholders approve an amendment to the company’s bylaws to provide for a majority vote standard for the election of directors in uncontested elections.

The Massachusetts Business Corporation Act states that, unless otherwise provided in a company’s articles of organization or bylaws, directors are elected by a plurality of the votes cast by shareholders. Section 8 of Article I of our bylaws currently provides that a plurality of the votes properly cast for election of a director shall effect such election. Accordingly, nominees who receive a plurality of votes cast are elected even if that plurality constitutes less than a majority. In practice, our shareholders have consistently provided strong support for our nominees, with every nominee for director during the past five years receiving an affirmative vote greater than 88% of the shares voted. Despite this historical support, we understand the interest of shareholders in majority voting. The board has been considering this topic for some time, including through its nominating and corporate governance committee. In December 2006, we received majority vote shareholder proposals from the American Federation of State, County, and Municipal Employees Pension Plan (AFSCME) and from the United Brotherhood of Carpenters and Joiners of America Pension Fund (UBCJA). The dialog with these shareholders resulted in further evaluation of the topic. The nominating and corporate governance committee has carefully evaluated the arguments proffered by proponents of majority voting, including the AFSCME and the UBCJA, and supporters of the current system of plurality voting, as well as current statutory requirements. Based on input from that committee, the board has concluded that it is appropriate to recommend that shareholders approve a bylaw amendment that would implement majority voting in uncontested director elections.

If you approve the proposed amendment to our bylaws, a nominee who is not an incumbent director and who receives a greater number of “against” votes than “for” votes will not be elected to the board of directors. Under Massachusetts law, incumbent directors who receive a greater number of “against” votes than “for” votes remain in office until their successors are elected and qualified under the so-called “holdover rule.”  In addition, under Massachusetts law and our charter, incumbent directors can only be removed by a vote of the shareholders for cause. In order to address the statutory “holdover rule” and the limitations on the ability to remove incumbent directors, if you approve this bylaw amendment, the board will amend our Corporate Governance Guidelines to state an expectation that an incumbent director who receives a greater number of “against” votes than “for” votes will offer to resign from the board. After the director submits his or her offer to resign, the nominating and corporate governance committee will evaluate the circumstances and make a recommendation to the full board. The board will determine whether or not to accept the director’s offer to resign and publicly disclose the outcome of this process within 90 days after the certification of the vote. The board will also amend our Corporate Governance Guidelines to state an expectation that any director who fails to offer to resign in these circumstances will not be re-nominated for an additional term.

Section 8 of Article I of our bylaws governs the election of directors. The board  recommends that you approve an amendment to Section 8 of Article I to read as follows:

Action by Vote.  With respect to each voting group, when a quorum is present at any meeting with respect to a matter, (a) upon any matter other than an election of a director, votes properly cast in the voting group favoring the matter exceeding the votes properly cast in the voting group opposing the matter shall constitute favorable action on the matter, except when a larger number of affirmative votes is required by law, the articles of organization or these bylaws or when the board of directors requires a larger aggregate number of affirmative votes upon such matter (to the extent permitted by law), (b) in an uncontested election, votes properly cast in favor of election of a director exceeding the votes properly cast against such election shall effect the election of a director, and (c) in a contested election, the vote required to effect the election of a director shall be a plurality of the votes cast in such election. An election of directors shall be considered contested if, as of the record date for the applicable meeting, there are more nominees for election than positions on the board of directors to be filled by election at the meeting. All other elections of directors shall be considered uncontested.

If approved, the amendment to Section 8 of Article I will become effective immediately following the annual meeting of shareholders. Promptly thereafter, the board will add the following provisions to our Corporate Governance Guidelines:

Expectations with respect to Majority Voting for the Election of Directors.

In an uncontested election of directors (as defined in our bylaws), any nominee for re-election for whom a greater number of votes are cast “against” than are cast “for” his or her election is expected to offer to tender his or her resignation from the Board of Directors promptly after certification of the shareholder vote. The Governance Committee will promptly consider the offer and recommend to the full Board whether to accept or reject it. In making its recommendation, the Governance Committee will consider all factors it considers relevant, including the stated reasons shareholders did not vote in favor of the nominee, other actions that the Company intends to take to address such reasons, the length of service and qualifications of the director, the director’s contributions to the Company, the overall composition of the Board, and whether accepting the resignation would cause the Company to fail to meet any applicable listing standards or would violate state law. We expect that any director who offers to tender his or her resignation pursuant to this provision will also recuse himself or herself from participating in the Governance Committee’s and the Board’s deliberations regarding the resignation. If a majority of the members of the Governance Committee are expected to offer to tender their resignations because of this provision, then the remaining independent directors will appoint a special committee from among themselves for the purpose of considering the offers to resign and recommending whether to accept or reject them.

The Board will act on the Governance Committee’s recommendation no later than 90 days following certification of the shareholder vote. Promptly thereafter, the Company will publicly disclose the outcome.

To the extent that one or more directors resign, the Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

The Board also anticipates that any director who is expected to offer to tender his or her resignation and fails to do so, or who fails to resign after the Board has accepted his or her offer to resign, will not be re-nominated for an additional term.

PROPOSAL TO RATIFY OUR SELECTION OF AUDITORS

The board of directors recommends that you ratify the selection of auditors for fiscal year 2007.

The audit committee has appointed PricewaterhouseCoopers LLP to serve as our auditors for the fiscal year ending December 31, 2007. The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited the books and accounts of the company since 1989 and have audited our financial statements for the years ending December 31, 2006, 2005 and 2004. Detailed disclosure of the audit and tax fees we paid to PricewaterhouseCoopers LLP in 2006 and 2005 may be found on page 46 of this proxy statement. Based on these disclosures and information in the audit committee report on page 12 of this proxy statement, our audit committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly. Although not legally required to do so, our board considers it desirable to seek, and recommends, shareholder ratification of its selection of auditors for fiscal year 2007.

SHAREHOLDER PROPOSAL THAT EXECUTIVE SEVERANCE AGREEMENTS
BE APPROVED BY SHAREHOLDERS

The board of directors recommends that you vote against this proposal for the reasons set forth following the proposal.

The AFL-CIO Reserve Fund, located at 815 Sixteenth Street, N.W., Washington, D.C. 20006, has submitted documentation indicating that it is the beneficial owner of approximately 200 shares of our common stock and has notified us that it intends to present the following proposal at our annual meeting:

“RESOLVED: that the shareholders of the Genzyme Corporation (“the Company”) urge the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executives’ base salary plus bonus.

“Severance agreements” include any agreements or arrangements that provide for payments or awards in connection with a senior executive’s severance from the Company, including employment agreements; retirement agreements; settlement agreements; change in control agreements; and agreements renewing, modifying or extending such agreements.

“Benefits” include lump-sum cash payments (including payments in lieu of medical and other benefits); the payment of any “gross-up” tax liability; the estimated present value of periodic retirement payments; any stock or option awards that are awarded under any severance agreement; any prior stock or option awards as to which the executive’s access is accelerated under the severance agreement; fringe benefits; and consulting fees (including reimbursable expenses) to be paid to the executive.”

Supporting Statement

“In our opinion, severance agreements as described in this resolution, commonly known as “golden parachutes”, are excessive in light of the high levels of compensation enjoyed by senior executives at the Company and U.S. corporations in general. The Institutional Shareholder Services (ISS) survey of 16 shareholder proposals to restrict golden parachutes in 2006 showed they averaged 51.2% of the vote and obtained majority support at six companies.

“We are concerned that golden parachutes can encourage senior executives to support a takeover that may not be in the best interest of long-term shareholders because executives will be generously rewarded if a takeover occurs. Moreover, we believe that golden parachute payments may reward underperformance leading up to a change in control and their cost may reduce the value ultimately received by shareholders.

“We feel that requiring shareholder approval of golden parachute agreements may have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive’s employment must be terminated by the Company. Because it is not always practical to obtain prior shareholder approval, the Company would have the option if this proposal were implemented of seeking shareholder approval after the material terms of the agreement were agreed upon.”

Statement of the Board of Directors

The proposal submitted by the AFL-CIO Reserve Fund (the “AFL-CIO Proposal”) is identical to the proposal submitted in December 2005 by the International Brotherhood of Electrical Workers (the “IBEW Proposal”) that appeared in our 2006 Proxy Statement. The IBEW Proposal was supported by approximately 58% of the votes cast at our Annual Shareholder’s Meeting in May 2006. In direct response to the support exhibited by our shareholders, Genzyme’s board of directors adopted a Senior Executive Severance Policy (the “Genzyme Policy”) in February 2007. We believe the Genzyme Policy balances our interest in conserving cash and minimizing shareholder dilution and our interest in using compensation (including severance benefits) to attract, retain and motivate company management and employees who contribute to our long-term success. In adopting the Genzyme Policy, we believe that we have reconciled these competing concerns and acted in the long-term best interests of the company and our shareholders for the following reasons:

The Genzyme Policy addresses the important topic of Senior Executive severance benefits in a clear, appropriate and manageable way.   The Genzyme Policy provides that we will submit to a vote of shareholders any Future Severance Agreement with a Senior Executive that provides for Benefits in an amount that exceeds 2.99 times the sum of the Senior Executive’s base salary plus bonus. The Genzyme Policy applies to all severance amounts payable in cash, including payment of any “gross-up” tax liability. We have excluded from the calculation of Benefits subject to the 2.99 cap the value of the accelerated vesting of, or lapse of restriction on, any outstanding equity-based awards. From a practical standpoint, it is impossible for us to determine, at the time of entering into a severance agreement or granting an equity award, whether a Senior Executive will have any unvested equity awards at the time of severance, and if he or she did, what the value of that accelerated equity award might be. As a result, we would be unable to determine whether a particular severance agreement required shareholder approval or not. We note that many shareholder proposals that address placing limits on executive severance do not include the value of accelerated equity awards in the calculation of benefits subject to the 2.99 limit, potentially for this reason. In addition, Genzyme currently provides for the acceleration of equity awards in the event of an officer’s death or disability or in the event of an employee’s retirement after attaining the age of 60 with five years of service to the company. Genzyme does not currently sponsor any retirement plans for U.S. employees, other than a voluntary 401(k) plan. The acceleration of equity awards upon retirement after age 60 is a benefit provided to every employee, not just to Senior Executives. We believe that the continuation of these benefits is both reasonable and appropriate.

The Genzyme Policy also clarifies the definitions of “Benefits” and “Future Severance Agreements” in other important ways. “Benefits” do not include amounts such as salary, bonus, vacation pay, and deferred compensation earned or accrued prior to the date of the Senior Executive’s termination. Also excluded from the definition of “Benefits” are amounts paid for value received such as future consulting services, post-termination covenants and payments made for the transfer of an asset. Retirement plans, deferred compensation plans, early retirement plans, workforce restructuring plans and retention plans applicable to one or more groups of employees in addition to Senior Executives are excluded from the definition of “Future Severance Agreements.”  The Genzyme Policy also makes clear that our existing severance agreements for Senior Executives, including extensions and renewals that do not materially enhance the benefits provided, do not qualify as “Future Severance Agreements.”

The Genzyme Policy adds a definition of “Senior Executive” (i.e. executive officers required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934) to more clearly identify the persons to whom it applies. We believe the clarifications and detailed definitions that we have included in the Genzyme Policy are appropriate and necessary to allow us to administer the policy. A complete copy of the Genzyme Policy is attached to this Proxy Statement as Appendix B.

Genzyme’s current severance agreements for Senior Executives are reasonable and the Genzyme Policy will allow us to carry our current program forward.   Because Genzyme is conservative in its use of severance agreements for Senior Executives and does not have a history of paying excessive severance, we believe that we have acted in your best interest in adopting a policy that allows us to continue our current approach. As described in this proxy statement under the caption “Executive Severance Agreements” on page 20, Genzyme’s executive severance agreements with senior managers, other than Mr. Termeer and Mr. Wirth, are triggered only following a change in control and in the event that the manager’s employment is terminated without cause or he or she leaves for good reason. In such an event, the payment would equal one and one-half or two times annual salary and bonus (depending on employment grade level), two years of benefits under our retirement and benefits plans, and two years of continued insurance coverage. We would not need shareholder approval to enter into our current severance agreements with future Senior Executives under either the AFL-CIO Proposal or the Genzyme Policy.

The employment agreements for Messrs. Termeer and Wirth, which are described in this proxy statement in the section “Compensation Discussion and Analysis” on pages 19-20, and “Potential Payments Upon Termination or Change in Control” on pages 28-30, were entered into 17 and 11 years ago, respectively, and also contain certain severance provisions. If either executive is terminated other than for cause following a change in control, he is entitled to receive three times annual salary and bonus, as well as three years of continued health and insurance benefits. Outside of a change in control context, if either Mr. Termeer or Mr. Wirth is terminated without cause, he would be entitled to two times annual salary and bonus, two years of continued health and insurance benefits, and acceleration of unvested options. Due to the multiple payable upon termination following a change of control, the Genzyme Policy would not permit us to enter into similar employment agreements with new Senior Executives without shareholder approval.

We periodically review our severance arrangements to ensure they are competitive and make changes when necessary.   Our current severance agreements were adopted by the compensation committee, which is composed entirely of independent directors, in 2002 after consultation with an independent compensation consultant as well as our outside auditors. At that time, we compared our severance arrangements to those of our peer companies to help ensure that our practices were competitive. Because we discovered that our definition of change in control was more permissive than that being used at peer companies, we revised our agreements to further limit the situations in which the severance payments would be triggered to those in which Genzyme’s current shareholders would not control the surviving company. We believe that our severance arrangements are in line with current practices.

We believe the severance arrangements we have in place with Senior Executives are in your best interests.   Genzyme has entered into severance agreements with its Senior Executives for several reasons, all of which we believe are in line with the best interests of Genzyme’s shareholders. These agreements are intended to diminish the inevitable distraction of these executives by virtue of the personal uncertainties and risks created by a threatened or pending change in control transaction, to encourage the executive’s full attention and dedication to the company currently and in the event of a potential change in control, and to provide the executive with compensation arrangements upon a change in control that allow the executive a level of individual financial security that they would find at a peer company. In addition, these arrangements encourage management neutrality in the context of a takeover offer. We believe our shareholders will benefit by having Senior Executives focused on enhancing shareholder value in evaluating a change of control transaction, rather than being faced with potentially conflicting personal interests.

The Genzyme Policy will not place us at a competitive disadvantage in attracting and retaining highly qualified executives.   In the competitive recruiting environment in which we operate, severance arrangements are an integral part of the employment of executives. Severance arrangements are a key element in attracting and retaining the most highly talented executives with a demonstrated history of leadership and operating performance. Executives often incur relocation expenses and forfeit significant bonuses and equity awards in order to accept employment with a new company. An executive may not be willing to accept such risks without some protection in the event of termination due to an unanticipated event such as a change in control. In addition, we are often competing with other companies in the industry for executive talent. We may lose sought-after executives to competitors that do not need shareholder approval for severance agreements due to the risks, delays, costs and uncertainties inherent in the approval process being proposed. It is highly unlikely that an executive who is confidentially looking for a new job would be willing to engage in serious employment discussions with us when the terms of that arrangement could not be finalized until after our annual meeting of shareholders. The alternative presented in the AFL-CIO Proposal would require us to incur significant expense in calling a special shareholders’ meeting for the sole purpose of voting on this type of agreement. We do not view that as an appropriate use of the company’s assets. We believe that the Genzyme Policy is in your best interest because, while it places appropriate limits on excessive severance, it will not place us at a competitive disadvantage in attracting and retaining executive talent.

We concur with the proponent that unreasonably large severance arrangements are inappropriate. We believe we have addressed the concerns of shareholders who supported the IBEW proposal in May 2006 by adopting the Genzyme Policy. The Genzyme Policy puts in place a mechanism to help ensure that Genzyme’s use of executive severance continues to be appropriate. In our view, the AFL-CIO proposal is both overly broad and unnecessary.

For the reasons outlined above, after appropriate consideration, the board of directors recommends that you vote AGAINST this proposal.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

The audit committee is responsible for reviewing and approving all material transactions between us and any related person. Related persons can include any of our directors or executive officers, certain of our shareholders, and any of their immediate family members. This obligation is set forth in our audit committee charter. In evaluating related person transactions, the committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the board and as individual directors. The committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the company. To identify related person transactions, each year, we require our directors and officers to complete a questionnaire identifying any transactions with us in which the officer or director or their family members have an interest.

In addition, our Corporate Code of Conduct describes our expectation that all directors, officers and employees who may have a potential or apparent conflict of interest to notify their supervisor or our legal department. A copy of our Corporate Code of Conduct is posted on the corporate governance section under “Our Commitment” of our Web site.

Dyax.   In October 1998, we entered into a collaboration agreement with Dyax to develop and commercialize DX-88, one of Dyax’s proprietary compounds for the treatment of chronic inflammatory diseases. In May 2002, we restructured our collaboration agreement with Dyax. In 2003, we acquired a 49.99% interest in Dyax-Genzyme LLC, formerly known as Kallikrein LLC, a joint venture with Dyax for the development of DX-88 for hereditary angioedema, or HAE, and other chronic inflammatory diseases. Under the terms of the collaboration agreement and related manufacturing agreement, both companies shared development costs of DX-88, except for the first $14.5 million of manufacturing and validation costs for DX-88 active pharmaceutical ingredient, which were the responsibility of Dyax. As a result of our application of FIN 46, “Consolidation of Variable Interest Entities,” we have consolidated the results of Dyax-Genzyme LLC. Our consolidated balance sheets as of December 31, 2006 includes assets related to Dyax-Genzyme LLC, which are not significant and substantially all of which are lab equipment net of their associated accumulated depreciation. We have recorded Dyax’s portion of this joint venture’s losses as minority interest in our consolidated statements of operations and comprehensive income.

In February 2007, we agreed with Dyax to terminate our participation and interest in Dyax-Genzyme LLC effective February 20, 2007. In connection with this termination we made a capital contribution of approximately $17 million in cash to Dyax-Genzyme LLC and Dyax purchased our interest in the joint venture for 4.4 million shares of Dyax common stock, valued at $16.9 million, based on the closing price of Dyax common stock on February 23, 2007. Dyax now owns all of the assets of the joint venture, including worldwide rights to develop and commercialize DX-88. Pursuant to the termination agreement, we agreed to:

•       a five year standstill period during which we will not acquire any additional shares of Dyax;

•       not enter into any future licensing or collaboration arrangements for the prevention and/or treatment of hereditary, acquired or drug-induced angioedema for two years; and

•       negotiate in good faith a transitional services agreement for us to provide certain services to Dyax.

In May 2002, we extended to Dyax a $7.0 million line of credit. Dyax issued a senior secured promissory note in the principal amount of $7.0 million to us under which it can request periodic advances of not less than $250,000 in principal, subject to certain conditions. Advances under this note were due together with any accrued but unpaid interest, in May 2005. In May 2005, Dyax exercised its right to extend the maturity of the note from May 2005 to May 2007.

In August 2006, we amended our $7.0 million secured promissory note receivable from Dyax to extend the maturity date from May 2007 to May 2010, eliminate the existing financial covenants and replace the original collateral on the note with a letter of credit from a major bank for $7.0 million plus 90 days of interest at the Prime Rate plus 2%. As of December 31, 2006, $7.3 million of principal and accrued interest receivable remains due to us from Dyax under this note, which we have recorded as a note receivable—related party in our consolidated balance sheets. The termination of our participation and interest in the joint venture had no effect on our note receivable from Dyax.

Mr.  Blair, a current member of the board who is not standing for re-election this year, is chairman and chief executive officer of Dyax. Dr. Cooney owns a total of 7,857 shares of Dyax common stock and holds stock options for a total of 20,255 shares of Dyax common stock and Messrs. Termeer and Wirth own a total of 12,429 shares of Dyax common stock. Mr. Termeer holds stock options for a total of 2,000 shares of Dyax common stock. As of December 31, 2006, we held approximately 1% of Dyax’s outstanding common stock. As of February 28, 2007, as a result of the additional 4.4 million shares of Dyax common stock we received in connection with the termination of our participation and interest in Dyax-Genzyme LLC, our ownership interest in Dyax increased to approximately 10%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of our securities with the SEC. Our staff assists our executive officers and directors in preparing ownership reports and reporting ownership changes, and typically files these reports on their behalf. Based on a review of the copies of reports filed by us and written representations that no other reports were required, we believe that during 2006 our executive officers and directors complied with all Section 16(a) filing requirements, except: a Form 3 for Mr. Syron was not timely filed to report his ownership of 11 shares on February 28, 2006 and a Form 4 for Mr. Syron was not timely filed to report a February 28, 2006 grant of stock options; a Form 3 filed by Mr. Sandford Smith in June 2005 incorrectly stated his ownership of Genzyme Stock. Corrective filings have since been made.

INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, audited our financial statements for the years ending December 31, 2006, 2005 and 2004. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting to answer any questions and will have the opportunity to make a statement if they wish.

Effective June 1, 2002, our audit committee has instituted an “Outside Auditor Independence” policy, which permits the utilization of our independent auditors for audit, audit-related, and tax services only, subject to the audit committee’s approval, and limits the audit-related and tax services to 100% of the total anticipated audit service fees for each year. This policy prohibits the utilization of our independent auditors for services other than audit, audit-related and tax services, and requires quarterly reports to our audit committee. The policy lists specific services which the committee allows, as well as specific services which are prohibited, consistent with the SEC’s release number 33-8183 (“Strengthening the Commission’s Requirements Regarding Auditor Independence”), effective May 6, 2003.

The following table presents fees for professional services rendered for the two most recent fiscal years. The audit-related and tax fees for 2006 and 2005 did not exceed 100% of total audit fees for the respective years. There are no other fees in 2006 and 2005 other than as set forth below.

	2006	2005
	(amounts in thousands)
Audit fees(1)	$4,081	$4,436
Audit-related fees(2)	299	214
Tax fees
Tax compliance	1,176	1,259
Other tax(3)	138	109

(1)          Audit fees include fees incurred for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements and of our internal controls over financial reporting, the review of our interim financial statements included in our Form 10-Q, the statutory audits of our foreign subsidiaries and accounting consultations necessary for the rendering of an opinion on our financial statements.

(2)          Audit-related services include services in connection with the SEC registration statements, due diligence and other acquisition-related services, and statutorily required audits of the financial statements of various benefit plans.

(3)          Other tax services include acquisition-related tax structuring, worldwide tax planning and other tax consultation. For the year ended December 31, 2005, fees paid to PricewaterhouseCoopers LLP for tax-related services, which amounted to less than 1% of other tax, were approved subject to the de minimis exception provisions of the related SEC rules.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our board, upon the recommendation of the nominating and corporate governance committee, has adopted a process for shareholders to send communications to the board. Shareholders may communicate directly with our board, any committee of the board or any individual board member by sending correspondence to the Secretary, Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142 or by logging on to our corporate Web site, www.genzyme.com, and accessing the link “Email Board of Directors” that we have provided under corporate governance in the “Our Commitment” area. All communications marked to the attention of the full board will be sent to the lead director, communications addressed to a certain committee will be sent to the chair of that committee, and communications addressed to an individual director will be sent to that director. We provide copies of all communications to the entire board periodically throughout the year.

SHAREHOLDER PROPOSALS

Shareholders who wish to present proposals for inclusion in our proxy materials for our 2008 annual meeting should follow the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. Those procedures require that we receive a shareholder proposal in writing no later than December 12, 2007. Under our bylaws, director nominations may be made by shareholders if notice is timely given. To be timely, a notice with respect to the 2008 annual meeting of shareholders must be received by us no earlier than January 25, 2008 and no later than February 24, 2008, unless the date of the 2008 annual meeting of shareholders is more than 30 days from the anniversary date of the 2007 annual meeting of shareholders, in which event our bylaws provide different notice requirements. The notice must contain specified information about you and the nomination. If any shareholder proposal is submitted after February 24, 2008, our board will be allowed to use its discretionary voting authority if the proposal is raised at the annual meeting without any discussion of the matter in the proxy statement. If you are interested in the procedures required to submit a proposal, please contact Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts 02142, Attention: Secretary, telephone: (617) 252-7500.

SEC FILINGS

We file annual, quarterly and current reports, as well as other information with the SEC. You can obtain any of them from the SEC at its Internet Web site at www.sec.gov or at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The documents are also available from us without charge by requesting them in writing or by telephone from Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts 02142, Attention: Shareholder Relations, telephone: (617) 768-6686.

Genzyme®, Hectorol®, MACI®, Myozyme® and Synvisc® are registered trademarks and Mozobil™ is a trademark of Genzyme Corporation or its subsidiaries. NASDAQ® and The NASDAQ Global Select Stock Market® are registered trademarks of The Nasdaq Stock Market, Inc. All rights are reserved.

Appendix A

GENZYME CORPORATION

2007 Director Equity Plan

1. General; Purpose.

This 2007 Director Equity Plan dated February 28, 2007 (the “Plan”) governs (1) options to purchase common stock, $0.01 par value (the “Stock”), of Genzyme Corporation (the “Company”), (2) awards of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied (“Restricted Stock”), and (3) unfunded and unsecured promises to deliver Stock in the future, subject to the satisfaction of specified performance or other vesting conditions (“Restricted Stock Units”), granted on or after the date hereof by the Company to members of the Board of Directors (each, a “Director”) of the Company (the “Board”) who are not also officers or employees of the Company. Options, Restricted Stock and Restricted Stock Units are collectively referred to in this Plan as “Awards”. The Plan constitutes an amendment and restatement of the Company’s 1998 Director Stock Option Plan (the “Prior Plan”) and supersedes the Prior Plan, the separate existence of which shall terminate on the effective date of this Plan. The rights and privileges of holders of options outstanding under the Prior Plan shall not be adversely affected by the foregoing action.

The purpose of the Plan is to attract and retain qualified persons to serve as Directors of the Company and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

2. Administration of the Plan; Governing Law.

Grants of Awards under the Plan shall be automatic as provided in Section 7. All questions of interpretation with respect to the Plan and Awards granted under it shall be determined by a committee consisting of all Directors of the Company who are not eligible to participate in the Plan, and such determination shall be final and binding upon all persons having an interest in the Plan. This Plan shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

3. Persons Eligible to Participate in the Plan.

Members of the Board who are not also officers or employees of the Company shall be eligible to participate in the Plan.

4. SHARES SUBJECT TO THE PLAN.

(a)   The maximum aggregate number of shares available for issuance under the Plan shall be 1,462,491. Up to 1,462,491 shares of Stock may be issued upon exercise of options granted under this Plan and up to 100,000 shares of Stock may be issued for grants of Restricted Stock or Restricted Stock Units under this Plan. In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Stock, the maximum aggregate number and kind of shares or securities of the Company as to which Awards may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options, shall be appropriately adjusted by the Board (whose determination shall be conclusive) so as to preserve the value of the Award.

(b)   In the event of a consolidation or merger of the Company with another corporation where the Company’s shareholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company (“Covered Transaction”), each option will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Restricted Stock Unit will be accelerated. Such shares will be issued, prior to the Covered Transaction so as to give, in each case on a basis that gives the holder of the option or the Restricted Stock Unit a reasonable opportunity, as determined by the Company, following exercise of the option or the issuance of shares, as the case may be, to participate as a shareholder in the Covered Transaction, and the option and the Restricted Stock Unit will terminate upon consummation of the Covered Transaction. Any shares of Stock issued pursuant to this Section 4(b) in satisfaction of a grant of Restricted Stock Units may, in the discretion of the Company, contain such restrictions, if any, as the Company deems appropriate to reflect any performance or other vesting condition to which the grant of Restricted Stock Units was subject. In the case of Restricted Stock, the Company may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Company deems appropriate to carry out the intent of the Plan. However, in lieu of the foregoing sentences of this Section 4(b), the Board may make such other provision as it may consider equitable to holders and in the best interests of the Company.

(c)   Whenever options under this Plan (including options outstanding under the Prior Plan as of the effective date of this Plan) lapse or terminate or otherwise become unexercisable, the shares of Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Stock as will be sufficient to satisfy the requirements of this Plan.

5. Nonstatutory Stock Options.

All options granted under this Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

6. Form of Awards.

Awards granted hereunder shall be in such form as the Board may from time to time determine.

7. Grant of Awards.

(a)   Automatic Grant of Options. At each annual meeting of the shareholders of the Company, those Directors who are eligible to receive options under this Plan shall automatically be granted options to purchase 15,000 shares of Stock. In addition, upon the election of an eligible Director under this Plan other than at an annual meeting of shareholders (whether by the Board or the shareholders and whether to fill a vacancy or otherwise), such Director shall automatically be granted options to purchase the number of shares of Stock described in the preceding sentence. The “Date of Option Grant” for options granted under this Plan shall be the date of the annual meeting of shareholders, or the election as a Director, as the case may be. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board. As used herein, “Fair Market Value” for the Stock shall mean the closing sale price of the Stock as reported by The NASDAQ Global Select Market or the principal securities exchange or over-the-counter market on which the Stock is listed or quoted on the Date of Option Grant of such options or, if the Stock is not then listed on NASDAQ or any securities exchange or quoted in the over-the-counter market, the fair market value of the Stock as determined in good faith by the Board.

(b)   Option Price. The option price per share for each option granted under this Plan shall be equal to the Fair Market Value of the Stock with respect to which the option is exercisable.

(c)   Term of Option. The term of each option granted under this Plan shall be ten years from the Date of Option Grant.

(d)   Period of Option Exercise. Options granted under this Plan shall become exercisable on the date of the next annual meeting of shareholders following their Date of Option Grant, if and only if the option holder is a member of the Board at the opening of business on that date. Directors holding exercisable options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such options at the time they ceased being a Director for the full unexpired term of such option. Upon the death of a Director, those entitled to do so under the Director’s will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Director at the time of his or her death. Options granted under this Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any options may be exercised after the expiration of ten years from their Date of Option Grant.

(e)   Method of Option Exercise and Payment. Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full option price for the shares of Stock as to which they are exercised. The option price shall be paid in cash or by check. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

(f)    Grants of Restricted Stock and Restricted Stock Units. Grants of Restricted Stock and Restricted Stock Units may be made in exchange for such lawful consideration, including services, as the Company decides. The Company may specify performance or other vesting conditions, including continuation of employment, passage of time or satisfaction of performance criteria, for the Restricted Stock and Restricted Stock Units. At each annual meeting of the shareholders of the Company, those Directors who are eligible to receive Restricted Stock and Restricted Stock Units under this Plan shall automatically be granted the number of shares of Restricted Stock and Restricted Stock Units the Board determines. Notwithstanding the foregoing, the Board shall make an initial determination of the number of Restricted Stock and Restricted Stock Units in the automatic grant within one year of the adoption of this Plan, which shall be ratified by the shareholders of the Company by the affirmative vote of the holders of a majority of the votes properly cast by holders of the shares of Stock of the Company present, or represented and entitled to vote, at the next annual meeting of shareholders following such adoption of the automatic grants amount by the Board. In addition, upon the election of an eligible Director under this Plan other than at an annual meeting of shareholders (whether by the Board or the shareholders and whether to fill a vacancy or otherwise), such Director shall automatically be granted Restricted Stock and Restricted Stock Units as described in this Section 7(f). The “Date of RS/RSU Grant” for Restricted Stock or Restricted Stock Units granted under this Plan shall be the date of the annual meeting of shareholders, or the election as a Director, as the case may be.

(g)   Vesting of Awards. The Board shall determine the time or times at which an Award will vest or become exercisable. Notwithstanding the foregoing, the Board shall make an initial determination of the vesting schedule of Restricted Stock Units within one year of the adoption of this Plan, which shall be ratified by the shareholders of the Company by the affirmative vote of the holders of a majority of the votes properly cast by holders of the shares of Stock of the Company present, or represented and entitled to vote, at the next annual meeting of shareholders following such adoption of the initial vesting schedule by the Board.

(h)   Transferability. Any Award granted under this Plan may be transferred without consideration (or for such consideration as the committee may from time to time deem appropriate) by the holder thereof to any Family Member of such director; provided, however, that no subsequent transfer of such Award shall be permitted except for transfers: (i) to a Family Member of such director; (ii) back to the director; or (iii) pursuant to the applicable laws of descent and distribution. For this purpose, “Family Member” shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including any adoptive relationships, and any other person sharing the transferor director’s household (other than as a tenant or employee); (ii) any trust in which any of the persons described in clause (i) holds a greater than 50% beneficial interest; (iii) any foundation in which any of the persons described in clause (i) or the transferor director controls the management of assets; or (iv) any other entity in which any of the persons described in clause (i) or the director holds more than 50% of the voting interests.

8. Limitation of Rights.

(a)   No Right to Continue as a Director. Neither this Plan, nor the granting of an Award or any other action taken pursuant to this Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an Award holder as a Director for any period of time or at any particular rate of compensation.

(b)   No Shareholders’ Rights for Options. Directors shall have no rights as a shareholder with respect to the shares covered by their options until the date they exercise such options and pay the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

(c)   No Shareholders’ Rights for Restricted Stock Units. Directors shall have no rights as a shareholder with respect to the shares covered by their Restricted Stock Units until the date such Restricted Stock Units vest and shares issuable under the Restricted Stock Units are delivered to the directors, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are delivered.

(d)   Shareholders’ Rights for Restricted Stock. Directors shall have no rights as a shareholder with respect to their Restricted Stock until such time, if any, as such shares are delivered to the directors, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are delivered.

9. Effective Date; Amendment or Termination.

This Plan shall be effective as of February 28, 2007. The Company may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Company may not, without the Award holder’s consent, alter the terms of an Award so as to affect adversely an Award holder’s rights under the Award, unless the Company expressly reserved the right to do so at the time of grant. Amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect and applicable NASDAQ or stock exchange requirements), as determined by the Company. Notwithstanding the foregoing, the Company shall submit for shareholder approval any amendment to the Plan (other than an amendment or adjustment pursuant to Section 4(b)) that would: (a) increase the maximum number of shares for which Awards may be granted under the Plan; (b) reduce the price at which an option may be granted below the price provided for in Section 7(b); (c) reduce the exercise price of outstanding options; or (d) increase the limits set forth in Section 4(a).

10. Shareholder Approval.

This Plan is subject to approval by the shareholders of the Company by the affirmative vote of the holders of a majority of the votes properly cast by holders of the shares of Stock of the Company present, or represented and entitled to vote, at a meeting duly held in accordance with the laws of

The Commonwealth of Massachusetts. In the event such approval is not obtained, all Awards granted under this Plan shall be void and without effect.

11. Compliance with Section 409A.

Awards under the Plan shall be construed and administered consistent with exemption from, or compliance with, the requirements of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”). Notwithstanding any provision of Section 9 to the contrary, the Board may amend the Plan and/or any Award to satisfy the requirements of Section 409A, including the requirements for exemption from Section 409A.

Approved by directors on February 28, 2007

Appendix B

SENIOR EXECUTIVE SEVERANCE POLICY

RESOLVED, that the stockholders of Genzyme Corporation (the “Corporation”) hereby approve a policy of the Board of Directors to submit to a vote of the Corporation’s shareholders any Future Severance Agreement with a Senior Executive that provides for Benefits in an amount exceeding the Severance Benefits Limitation (the “Policy”).

For purposes of this Policy the following terms shall have the following meanings:

•       “Benefits” means: (i) severance amounts payable in cash to a Senior Executive in the event of termination of the Senior Executive’s employment, including the contemporaneous payment of any “gross-up” tax liability with respect to any excise taxes under section 4999 of the Internal Revenue Code that may be imposed upon such severance payments, and (ii) the present value of special benefits or perquisites provided to a Senior Executive in the event of termination of the Senior Executive’s employment.

The term “Benefits” does not include (i) payments of salary, bonus, vacation pay, benefits or other amounts, including deferred compensation, that have been earned or accrued prior to the date of the Senior Executive’s termination of employment or that are otherwise attributable to the period preceding the date of the Senior Executive’s termination of employment, (ii) payments made under any Future Severance Agreement intended to “make-whole” any forfeiture of benefits from a prior employer, (iii) payments for consultancy or other services provided after termination of employment, (iv) payments made in consideration of post-termination covenants, including covenants not to compete or to solicit the employment of Corporation employees, (v) payments made in consideration of an asset held by the Senior Executive, or (vi) any payment that the Board of Directors determines in good faith to be a reasonable settlement of any claim made against Genzyme.

The term “special benefits and perquisites” does not include (i) any benefits or perquisites provided under any plan, program, arrangement or practice of Genzyme that is applicable to one or more groups of employees in addition to Senior Executives, or (ii) the value of any accelerated vesting of, or lapse of restriction on, any outstanding long-term incentive or equity-based award (or a pro-rata portion thereof), such as restricted shares/units, stock options and performance shares/units.

•       “Future Severance Agreement” means an employment, severance, termination, retirement, settlement or change in control agreement between the Corporation or any subsidiary (collectively referred to as “Genzyme”) and a Senior Executive providing for payments in connection with a Senior Executive’s termination of employment that is entered into after the adoption date of this Policy. The term “Future Severance Agreement” does not include (i) any employment, severance, termination, retirement, settlement, retention or change in control agreement that is assumed or acquired by Genzyme, or (ii) any employment, severance, termination, retirement, settlement or change in control agreement in effect as of the adoption date of this Policy, including all modifications, renewals and extensions, unless such modification, renewal or extension provides for a change in the definition of Benefits that would result in a material increase in the amount of Benefits.

The term “Future Severance Agreement” does not include the following types of plans (or agreements entered into in connection with such plans), provided that the plan is applicable to one or more groups of employees in addition to Senior Executives:

•        Retirement plans,

•        Deferred compensation plans (as defined under Code section 409A),

B-1

•        Early retirement plans,

•        Workforce restructuring plans, and

•        Retention plans.

•       “Senior Executive” means a person who is or becomes at the time of execution of the Future Severance Agreement an executive officer of the Corporation who is required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934 with respect to securities of the Corporation.

•       “Severance Benefits Limitation” means 2.99 times the sum of the Senior Executive’s  base salary plus bonus. Base salary and bonus shall be computed in accordance with the underlying Future Severance Agreement.

The Board delegates to the Compensation Committee full authority to make determinations regarding the interpretation of the provisions of this Policy, in its sole discretion, including, without limitation, the determination of the value of any non-cash items, as well as the present value of any cash or non-cash benefits payable over a period of time.

In the event the Board determines that the circumstance warrant the Corporation’s execution of a Future Severance Agreement providing for Benefits in excess of the Severance Benefit Limitation prior to submitting such agreement to a vote of the shareholders, the Corporation shall seek shareholder ratification of such agreement within 18 months of its execution.

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ANNUAL MEETING OF SHAREHOLDERS OF

GENZYME CORPORATION

COMMON STOCK

Thursday May 24, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The re-election of three directors.				2.	A proposal to amend the 2004 Equity Incentive Plan to increase	FOR	AGAINST	ABSTAIN
			NOMINEES		the number of shares of common stock covered by the plan by	☐	☐	☐
☐	FOR ALL NOMINEES				3,500,000 shares and to merge our 1997 Equity Incentive Plan
		☐	Douglas A. Berthiaume		into the 2004 Plan.
☐	WITHHOLD AUTHORITY
	FOR ALL NOMINEES	☐	Gail K. Boudreaux	3.	A proposal to approve the 2007 Director Equity Plan.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)			4.	A proposal to amend the 1999 Employee Stock Purchase Plan to increase the number of shares of common stock covered by the plan by 1,500,000 shares.	☐	☐	☐
				5.	A proposal to amend our bylaws to provide for majority voting for the election of directors in uncontested elections.	☐	☐	☐
				6.	A proposal to ratify the selection of independent auditors for 2007.
				7.	A shareholder proposal that executive severance arrangements be	☐	☐	☐
approved by shareholders.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via  this method.

☐

Signature of Shareholder			Date:		Signature of Shareholder	Date:

Note:        Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GENZYME COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing this proxy, I appoint Henri A. Termeer, Michael S. Wyzga, Peter Wirth and Thomas J. DesRosier, and each of them acting singly, my attorney and proxy, with full power of substitution, to vote on my behalf all of the shares of Genzyme common stock that I am entitled to vote at the Annual Meeting of Shareholders to be held on May 24, 2007, and at any adjournments of the meeting. This proxy revokes any earlier proxy I have signed with respect to these shares.

If properly executed, this proxy will be voted in the manner you specify. If no specification is made, your shares of Genzyme common stock will be voted FOR the election of each director nominee, FOR the company sponsored proposals 2 through 5 and AGAINST the shareholder sponsored proposal 6. The proxies are authorized to vote your shares, in their discretion, on any other matter that is properly brought before the meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

GENZYME CORPORATION

COMMON STOCK

May 24, 2007

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the
envelope provided as soon as possible.
OR	COMPANY NUMBER
TELEPHONE—Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone
and follow the instructions. Have your proxy card
available when you call.
OR	ACCOUNT NUMBER
INTERNET—Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The re-election of three directors.				2.	A proposal to amend the 2004 Equity Incentive Plan to increase	FOR	AGAINST	ABSTAIN
			NOMINEES		the number of shares of common stock covered by the plan by	☐	☐	☐
☐	FOR ALL NOMINEES				3,500,000 shares and to merger our 1997 Equity Incentive Plan
		☐	Douglas A. Berthiaume		into the 2004 Plan.
☐	WITHHOLD AUTHORITY
	FOR ALL NOMINEES	☐	Gail K. Boudreaux	3.	A proposal to approve the 2007 Director Equity Plan.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)			4.	A proposal to amend the 1999 Employee Stock Purchase Plan to increase the number of shares of common stock covered by the plan by 1,500,000 shares.	☐	☐	☐
				5.	A proposal to amend our bylaws to provide for majority voting for the election of directors in uncontested election.	☐	☐	☐
				6.	A proposal to ratify the selection of independent auditors for 2007.	☐	☐	☐
				7.	A shareholder proposal that executive severance arrangements be	☐	☐	☐
approved by shareholders.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via  this method.

☐

Signature of Shareholder			Date:		Signature of Shareholder	Date:

Note:        Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.